EXHIBIT 10.33






                            MASTER SERVICES AGREEMENT

                                 between each of

                         STORAGE TECHNOLOGY CORPORATION

                                       and

                       ELECTRONIC DATA SYSTEMS CORPORATION

                                       and

                         EDS INFORMATION SERVICES L.L.C.

                                     with an

                           Agreement Effective Date of

                                  April 1, 2002



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                            Master Services Agreement
                            -------------------------

This Master Services Agreement (this "Agreement"), dated as of April 1, 2002 (the "Agreement Effective Date"), is between each of Storage Technology Corporation, a Delaware corporation ("STK"), Electronic Data Systems Corporation, a Delaware corporation ("EDS"), and EDS Information Services L.L.C., a Delaware limited liability company ("EIS").

                                   BACKGROUND
                                   ----------

STK desires to obtain from EDS, and EDS desires to provide to STK, certain services, resources, expertise, and deliverables as may be mutually agreed upon by STK and EDS from time to time and documented in separate, written, specific Authorization Letters (defined below) containing particular information on prescribed points and customized terms and conditions for each particular provision of Services (defined below) by EDS.

STK and EDS also desire to establish a mechanism for the execution of such Authorization Letters and to agree upon: (a) certain standard provisions that will govern the performance of the activities contemplated by each such Authorization Letter, and (b) certain terms and conditions particular to the specified provision of Services.

This Agreement documents the terms and conditions under which STK agrees to acquire, and EDS agrees to provide, such Services.


                Article I. Scope, Term and Authorization Letters
                           -------------------------------------

1.1  Definitions;  Scope;  Parties;  Offshore Services;  Non-exclusivity;  Prior
     ---------------------------------------------------------------------------
     Agreement.
     ----------

(a)  Definitions.  For  convenience  of  reference,  the  Definitions  (Schedule
     -----------
     1.1(a)), attached hereto and incorporated herein, sets forth the capitalized terms that are used in this Agreement and identifies the sections hereof in which the definitions for such terms appear. In addition, terms that are not defined within the body of this Agreement are defined in that Schedule. Certain Authorization Letters will contain defined terms applicable to such Authorization Letter.

(b)  Scope.
     -----

(i)  General. This Agreement establishes the standard provisions that will apply
     -------
     to the services, resources and deliverables to be provided by EDS to STK as mutually agreed upon from time to time by EDS and STK and confirmed in a written authorization letter based upon and covering all of the issues listed in Section 1.3 (each, an "Authorization Letter") (such services, resources and deliverables as are described in each Authorization Letter are collectively referred to herein as the "Services"), provided that no such Authorization letter shall be binding on STK unless and until it has been signed by an authorized representative of STK.

(ii) Parties.
     -------

(1) Principal Parties. EDS and STK may be referred to in this Agreement individually as a "Party" and together as the "Parties".

(2)  EDS and EDS Subsidiaries.

(a)  The  obligations  of EDS set  forth  in  this  Agreement  and in each  such


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     Authorization  Letter  will be  performed  by EDS,  itself and  through its direct wholly owned subsidiaries, including EIS (each an "EDS Subsidiary"). All references to EDS in this Agreement will be deemed to include all such subsidiaries. Notwithstanding the foregoing, EDS may not use an EDS subsidiary which is an STK Competitor to perform Services, unless the STK Executive Representative approves such use in writing.

(b) With respect to Authorization Letters between an EDS Subsidiary and STK or a Permitted STK Affiliate, the EDS Subsidiary must agree in the Authorization Letter, among other things, to comply with and be bound by the terms and conditions of this Agreement to the same extent as if the EDS Subsidiary were a party hereto.

(c) EDS will remain responsible for compliance by or on behalf of each EDS Subsidiary with the terms and conditions of this Agreement and the applicable Authorization Letter(s).

(3)  STK Affiliates.

(a) A Permitted STK Affiliate is an STK Affiliate which the STK Executive Representative designates in writing as being permitted to participate in this Agreement.

(b)  Any Permitted  STK  Affiliate  may utilize this  Agreement by executing and
     delivering  to  EDS  an  Authorization   Letter  in  accordance  with  this
     Agreement.

(c) With respect to Authorization Letters between EDS or an EDS Subsidiary and a Permitted STK Affiliate, the STK Affiliate must agree in the Authorization Letter, among other things, to comply with and be bound by the terms and conditions of this Agreement to the same extent as if the STK Affiliate were a party hereto, and, unless the context otherwise indicates, all references to "STK" herein will be deemed to be references to such STK Affiliate, but only with respect to, for purposes of, and the extent of such Authorization Letter.

(d) STK will remain responsible for compliance by or on behalf of each Permitted STK Affiliate with the terms and conditions of this Agreement and the applicable Authorization Letter(s), provided that the STK Executive Representative has approved such Authorization Letter in the applicable section of such Authorization Letter.

(e) EDS and EDS Subsidiaries will not contact, communicate with, make proposals to, enter into Authorization Letters with, or otherwise contract with (collectively "Contact") any STK Affiliate for purposes of establishing a relationship with or providing services, software, or equipment to STK Affiliate(s), unless the STK Executive Representative has approved in writing such Contact with the specific STK Affiliate in each instance.

(iii)Offshore Services; Offshore Affiliates.
     --------------------------------------

If:

(1) a material portion of the Services to be rendered in an Authorization Letter is to be rendered outside the United States, and/or

(2) an EDS Affiliate or an STK Affiliate is not a U.S. corporation and is a party to an Authorization Letter,

     then the terms of this Agreement must be amended by the Parties to take into consideration local laws, tax matters, local currencies, and other matters affected by the offshore aspects of such transaction.

(iv) Non-exclusivity.  The Parties acknowledge and agree that except as provided
     ---------------
     in Section 1.6, each Party reserves the right to supply or obtain any services or products to or from any other client or source during and after the term of this Agreement.

(v)  Prior Agreement.
     ---------------

(1) Previously, the Parties executed that certain Agreement for Information Technology Services, dated effective as of April 1, 1999 (the "Prior Agreement"), pursuant to which EDS had performed certain information technology services for the benefit of STK. The Parties now desire, by using this Agreement,

(a) to expand the information technology services and deliverables which EDS will perform, and

(b) to modify the contracting mechanism by which the Parties agree in writing to have EDS provide to STK such services and related items to provide more specificity in the associated contract documents and more flexibility in the contracting process.

(2)  The Parties agree and acknowledge that

(a) the Prior Agreement will govern services/deliverables rendered/delivered prior to the applicable Services Commencement Date of an Authorization
     Letter   issued   under   this   Agreement   and  the   payment   for  such
     services/deliverables, but the Prior Agreement shall remain in effect solely for such purposes,

(b) except as specifically set forth in this Agreement, the Prior Agreement will not apply in any respect to services/deliverables to be rendered/delivered after the applicable Services Commencement Date of an Authorization Letter issued under this Agreement, and

(c) any further services/deliverables to be provided by EDS will be rendered/delivered under this Agreement to the extent they are specifically set forth in a valid, written Authorization Letter issued and executed on or after the Agreement Effective Date.

(3) EDS covenants that EDS has rendered/delivered all services/deliverables which are due under the Prior Agreement prior to the applicable Services Commencement Date.

(c)  STK  Competitors.  The  list of STK  Competitors  is  attached  hereto  and
     ----------------
     incorporated herein as Schedule 1.1(c). STK shall have the right to update the applicable list of STK Competitors with mutually agreeable names throughout the term of the applicable Authorization Letter.

1.2  Term; Renewal.  Unless terminated earlier in accordance with the provisions
     -------------
     of this Agreement, the term (the "Term") of this Agreement will commence on the Agreement Effective Date and will expire on April 15, 2012 (the "Expiration Date"). Thereafter, the term of this Agreement may be extended by mutual written agreement of the Parties.

1.3  Authorization  Letters.  All  services,  resources and  deliverables  to be
     ----------------------
     provided by EDS to STK will be set forth in written Authorization Letters. No Authorization Letter will become effective until it has been executed by authorized representatives of each of EDS and STK . Each Authorization Letter will include, at a minimum, the following:

(a)  Incorporate  MSA. A reference to this  Agreement,  which  reference will be
     ----------------
     deemed to incorporate all of the provisions of this Agreement;

(b)  Term. The  Authorization  Letter Effective Date, the Services  Commencement
     ----
     Date, and the term or period of time during which the Services described therein will be provided ("Authorization Letter Term");

(c)  STK Party.  The name of the Party (either STK or a Permitted STK Affiliate)
     ---------
     to whom EDS will be providing the Services and, if such party is a Permitted STK Affiliate, the notice address for the STK Affiliate and the STK approval required by Section 1.1(b)(ii)(3)(d) (See Section 1.1(b)(ii) for specific Agreement terms);

(d)  Detailed Statement of Work.
     --------------------------

(i)  EDS  Responsibilities.  A specific  description of the  particular  nature,
     ---------------------
     deliverables, and other aspects of the particular Services to be provided by or on behalf of EDS under the Authorization Letter (including the location at which such Services are to be provided) and the performance criteria, standards and milestones applicable to such Services.

(ii) STK   Specific   Responsibilities.    A   description   of   any   material
     ---------------------------------
     responsibilities of STK relating to the Authorization Letter, including any facilities, hardware, software, personnel, design, co-design, development, co-development, other procurement, or other support, cost, equipment, or assistance to be provided by or on behalf of STK to EDS.

(iii)Additional   Provisions.   Any  additional  provisions  applicable  to  the
     -----------------------
     Services to be provided under the Authorization Letter that are either appropriate or required by this Agreement to be addressed, are not otherwise set forth in this Agreement, or are permitted exceptions to the provisions set forth in this Agreement.

(e)  Necessary/Restricted  Personnel.  A list of the Key Positions,  if any, for
     -------------------------------
     the Authorization Letter (See Section 3.2 for specific Agreement terms);

(f)  Payments. (See Section 8 for specific Agreement terms.)
     --------

(i) The amounts payable for the Services to be provided under the Authorization Letter (including, if applicable, the rate(s) for all EDS personnel to be used in EDS' performance of the Services),

(ii) any related charges or fees (including but not limited to any procurement of any third party technology, components, or services), and

(iii)the schedule on which such amounts will be invoiced by EDS (or any third party);

(g)  Liability Cap. The  applicable  Authorization  Letter  Damages Limit.  (See
     -------------
     Section 11.2(c) for specific Agreement terms.)

(h)  Assumed  Positions/Eligible  Employees.  A list of the positions within STK
     --------------------------------------
     which will become positions within EDS and a list of the Eligible Employees. (See Section 3.4 for specific Agreement terms.)

(i)  Knowledge  Holders.  A list  of the  Eligible  Employees  whose  Patentable
     ------------------
     Developments conceived after the applicable Services Commencement Date would be owned by STK under the terms of Section 6.2(d)(i) of this Agreement.

1.4  Order of Precedence; Changes.
     ----------------------------

(a)  Order of Precedence.  In the event of any express conflict or inconsistency
     -------------------
     between the provisions of an Authorization Letter and the provisions of this Agreement, the provisions of the Authorization Letter will govern and control with respect to the interpretation of that Authorization Letter; provided, however, that the provisions of the Authorization Letter will be so construed to give effect, first to the terms of and within the Authorization Letter, and then, second, to the extent necessary to give effect to the Authorization Letter, the applicable provisions of this Agreement.

(b)  Effect of Changes to Agreement.  Any changes or modifications  made to this
     ------------------------------
     Agreement in accordance with Section 12.4 will apply to all Authorization Letters with effective dates after the effective date of such written change/modification, unless otherwise specifically set forth in such change/modification.

(c)  Effect of Changes to  Authorization  Letter.  Any changes or  modifications
     -------------------------------------------
     made to any Authorization Letter will apply only to that Authorization Letter.

(d)  Cross-reference.    See   also   Section   1.11(d)   regarding   conflicts.
     ---------------

1.5  Additional Items of Property.
     ----------------------------

(a)  General.  If any  additional  items  of  property,  whether  in the form of
     -------
     equipment, Software or otherwise, are required by EDS to perform the Services or otherwise to meet its obligations under any Authorization Letter, whether in addition to or in replacement of any then existing property, the particular Authorization Letter will address such items of property in detail.

(b)  Standards  Required.  If there are particular  items of property which must
     -------------------
     meet certain standards or service levels in order for EDS to provide the Services reflected in the particular Authorization Letter at the applicable service levels or performance standards, the detailed requirements must be specifically set forth in the applicable Authorization Letter. If STK does not obtain or lease such items of property which meet or exceed such agreed requirements, then EDS will not be responsible for any direct, adverse impact on STK, the Services or any applicable performance criteria, standards or milestones to the extent directly related to STK's failure to obtain or lease such items of property which meet or exceed such agreed requirements. Notwithstanding the preceding sentence, EDS will use Commercially Reasonable Efforts to mitigate such adverse impacts.

1.6  Third Party Services.
     --------------------

(a)  Exclusivity as to Services  Provided.  Unless  otherwise  specifically  set
     ------------------------------------
     forth in the applicable Authorization Letter, STK shall not have the right to contract with a third party to perform any services which are clearly within the scope of an executed Authorization Letter. For the purposes of this Agreement, any services which are not the subject of an executed Authorization Letter at any particular time during the term of this Agreement shall be referred to herein as an "Out of Scope Service."

(b)  Cooperation Regarding Third Parties; Charges.
     --------------------------------------------

(i)  General.  If STK  contracts  with a third party to perform any Out of Scope
     -------
     Services or services which are non-exclusive, to the extent reasonably required by STK, EDS shall cooperate with STK and such third party, including provision of

(1)  assistance to such third party, and

(2) access to the technical environment managed or operated by EDS or any Services as necessary for such third parties to perform their work, subject to

(x)  STK's  standard,   applicable  bilateral  confidentiality  agreement  being
     executed and delivered by such third party, and

(y) such third party complying with, as applicable, EDS' or STK's physical and technical security corporate policies.

(ii) EDS'  Support.  EDS shall be obligated to support and maintain such service
     -------------
     provider's work product at STK's request if such work product:

(1) was or becomes a supported product as a portion of Services under a particular Authorization Letter, and

(2) unless otherwise set forth in the applicable Authorization Letter, complies with the same STK requirements, standards and policies with which EDS must comply under this Agreement or the applicable Authorization Letter regarding such supported product.

(iii) Charges.
      -------

(1) EDS shall provide such assistance and access reflected in Section 1.6(b)(i) at no additional charge and, further, shall provide the support and maintenance services reflected in Section 1.6(b)(ii) at no additional charge, unless:

(a)  such support and maintenance services are then Out of Scope Services, or

(b) in the event such Services are the subject of an Authorization Letter, if excess resources are necessary to provide such support and maintenance.

(2) If there are to be additional charges under Section 1.6(b)(iii)(1), then such charges for such support and maintenance services shall be at the applicable EDS rates for similar Out of Scope Services, unless otherwise negotiated.

1.7  Changes in Law and Regulations.
     ------------------------------

(a)  Notification.
     ------------

(i) As part of the Services, EDS shall identify the impact, if any, of changes in applicable legislative enactments and regulations on the Services or on the business of EDS of which EDS becomes aware in the normal course of business, taking into account EDS' national and global market research, services planning, and other functions and resources. EDS shall notify STK of such changes and shall work with STK to identify the impact of such changes on how EDS plans or delivers or how STK uses the affected Services and the related deliverables.

(ii) If there occur new applicable legislative enactments and regulations on the Services or upon STK's business of which STK becomes aware in the normal course of business or due to STK's particular specialization in STK's product development, manufacturing and sales, then STK shall notify EDS of such changes in applicable legislative enactments and regulations. In such cases, EDS and STK will work with each other to identify the impact of such changes on how EDS plans or delivers or how STK uses the affected Services and the related deliverables.

(b)  Implementation.  EDS shall promptly make any resulting modifications to the
     --------------
     design (unless the Authorization Letter provides that STK has control of applicable design), development, delivery, and/or documentation of the affected Services and the related deliverables which are reasonably confirmed, after detailed analysis and prior communications with STK, as necessary as a direct result of such legislative or regulatory changes and which have been documented through the Authorization Letter Change Control Procedures.

(c)  Payment of Costs.  EDS shall be  responsible  for,  and shall pay for,  the
     ----------------
     cost, including those incurred by STK, of any such changes relating to EDS' business. STK shall be responsible for the cost, including those incurred by EDS, of any such changes relating to STK's business and not relating to EDS' business. STK shall also be responsible for changes in the Services required as a direct result of such changes to the extent such changes require resources in excess of the resources otherwise provided by EDS as part of the Services, unless such changes relate to EDS' business.

(d)  Payment of Fines and Penalties.  EDS shall be responsible for any fines and
     ------------------------------
     penalties imposed on STK and its Affiliates or EDS arising from any noncompliance by EDS, its subcontractors, or agents with the changes in any laws and regulations for which EDS has the responsibility to comply with pursuant to this Section 1.7. STK shall be responsible for any fines and penalties imposed on STK or EDS and its Affiliates arising from any noncompliance by STK, its contractors or agents with the changes in any laws and regulations for which STK has the responsibility to comply with pursuant to this Section 1.7.

(e)  Unforeseen  Change  with  Severe  Economic  Consequences.  In the event any
     --------------------------------------------------------
     completely unexpected (i.e. as of the date a particular Authorization Letter is executed) change in applicable law necessarily (e.g. no waiver, extension or other remedies are possible under the new legal requirements) and directly, causes the performance of the affected Services to become necessarily, permanently and significantly uneconomical to either Party, then the Parties will negotiate in good faith to:

(i) modify the affected Services, schedule, deliverables, and/or payments pursuant to the Authorization Letter Change Control Procedures so that they are no longer uneconomical to either Party (i.e. adjust for the directly, inevitable, unexpected adverse impacts of such unexpected change in the applicable law), or

(ii) terminate only the affected Services under the applicable Authorization Letter and make equitable resulting adjustments to the applicable provisions of this Agreement and the affected Authorization Letter, including, without limitation, the applicable termination costs, pursuant to the Authorization Letter Change Control Procedures.

1.8  Relocation of Software, Equipment or Resources; Shared Environment.
     ------------------------------------------------------------------

(a)  General.  During the time the Services are  performed at STK's  facilities,
     -------
     EDS shall provide the Services using hardware, software and related resources dedicated solely to supporting STK, unless EDS, pursuant to the terms and conditions of this Section 1.8, has:

(i)  relocated the Services or portions thereof to another facility, or

(ii) STK has approved the use of an STK facility or a portion of an STK facility for EDS to provide services to EDS clients other than STK.

(b)  STK's Request. During the Term, if STK requests, EDS shall provide to STK a
     -------------
     proposal for the provision of any or all Services using shared or dedicated Equipment from EDS' facilities or from a facility designated by STK.

(c)  EDS' Request.
     ------------

(i)  Relocatable Services.

(1) Notwithstanding anything to the contrary in this Agreement or in any Authorization Letter, for those four (4) portions of the Services under

     Authorization Letter No. 1 which Services are mainframe monitoring, software applications maintenance and support, help desk, and systems administration (the "Relocatable Services"), EDS may, in its sole discretion, perform the Relocatable Services or any portion thereof from any location determined by EDS, or relocate any Software or personnel used by EDS to perform the Relocatable Services; provided however, that any change in the Relocatable Services location made by EDS in its sole discretion shall not:

(a) adversely impact EDS' ability to perform its obligations, including, without limitation, the achievement of any applicable Service Levels,

(b) increase STK's fees or costs (unless EDS agrees to reimburse STK for such increase in STK's fees and costs),

(c) involve the movement of any equipment or use of or access to any Software in a manner which would require STK to obtain additional permissions, rights, or waivers from licensors or lessors, or

(d)  adversely impact the way in which STK conducts its business or operations.

(2) EDS and STK will negotiate in good faith any Services pricing reduction or credits to STK which may result from such relocation of the Relocatable Services.

(ii) Moving Services Other than Relocatable Services.

(1) In addition to the Relocatable Services, at any time during the term of this Agreement or the applicable Authorization Letter, with regard to other portions of the Services that are being performed pursuant to a particular Authorization Letter, EDS may make proposals to STK for STK's reasonable consideration for an arrangement under which EDS may perform such other portions of the Services from another location or relocate any Software or personnel used by EDS to perform such other portions of the Services.

(2) If STK accepts any such proposal, the Parties will negotiate mutually agreeable terms and conditions relating to such relocation of such other portions of the Services and make appropriate modifications to the terms, including Services pricing or credits to STK which may result from such relocation, of the applicable Authorization Letter, in accordance with the Authorization Letter Change Control Procedures, or as an amendment to this Agreement. If the Parties are unable to negotiate mutually agreeable terms and conditions within ninety (90) days, then, unless otherwise agreed by the Parties in writing, the negotiations will cease and STK will be deemed to have rejected such proposal.

(d)  Shared Facilities.
     -----------------

(i) At any time during the term of this Agreement, with regard to the Services that are being performed pursuant to a particular Authorization Letter, EDS may make proposals to STK for STK's reasonable consideration for an arrangement under which EDS may use all or a portion of the STK facilities from which EDS is then performing the Services or any portion hereunder to perform services for other clients of EDS.

(ii) If STK accepts any such proposal, the Parties will negotiate mutually agreeable terms and conditions relating to EDS' use of such STK facilities for other EDS clients and make appropriate modifications to the terms, including Services pricing or credits to STK or charges to EDS which may result from such use of STK facilities, of the applicable Authorization Letter in accordance with the Authorization Letter Change Control Procedures, or as an amendment to this Agreement. If the Parties are unable to negotiate mutually agreeable terms and conditions within ninety (90) days, then, unless otherwise agreed by the Parties in writing, the negotiations will cease and STK will be deemed to have rejected such proposal.

1.9  Correction of Errors.
     --------------------

(a) At no cost to STK, EDS shall promptly correct any errors or inaccuracies in STK Data or Reports caused by EDS.

(b)  Unless otherwise set forth in the Applicable Authorization Letter,

(i) EDS shall promptly correct any errors or inaccuracies (other than those caused by EDS, which are the subject of Section 1.9(a), above) in the STK Data or Reports (i.e., those caused by STK or as a result of bad or incorrect STK Data or other incorrect information from STK), and such corrections:

(1) shall be rendered by EDS at no additional charge to STK to the extent such corrections are within the scope of the Services set forth in the applicable Authorization Letter; or

(2) shall be rendered by EDS at no additional charge to STK to the extent such corrections can be made by EDS without additional resources, provided that if the rendering of such correction services may reasonably be anticipated to negatively affect the delivery of Services or the Service Levels, if STK wishes to have the correction services performed at no additional charge, STK may re-prioritize the delivery of Services or adjust Service Levels in a manner so as to give EDS appropriate relief from such Services or Service Levels.

(ii) If there will be additional charges to STK under this Section 1.9, then EDS shall obtain STK's prior written approval of the applicable charges before performing such corrections.

(c) Unless otherwise specifically set forth in the Applicable Authorization Letter, corrections and reruns shall be reported in daily, weekly and monthly reports defined by STK and produced by EDS as a portion of the Services at no additional charge to STK.

1.10 Reports.  As a part of the Services and at no additional charge to STK, EDS
     -------
     shall prepare and deliver to STK the reports described in each Authorization Letter ("Reports") by the respective deadlines specified in each Authorization Letter.

1.11 Procedures Manual.
     -----------------

     Unless the applicable Authorization Letter contains a different process for creating and changing the applicable Procedures Manual, then the following shall apply:

(a)  Initial Procedures Manual.
     -------------------------

(i) Within forty-five (45) days following the Services Commencement Date of each Authorization Letter, EDS shall deliver to STK for review and comment a comprehensive, complete draft of a manual which complies with STK's ISO certification requirements (the "Procedures Manual"):

(1) describing in detail the activities EDS shall perform to provide the Services in the applicable Authorization Letter, including, where appropriate, direction, supervision, monitoring, quality assurance, staffing, reporting, planning, and testing activities and procedures normally undertaken at facilities that provide services of the type EDS shall provide under the applicable Authorization Letter, and

(2) including the documentation (such as, for example, operations manuals, user guides, forms of Service Level reports, call lists, escalation procedures, emergency procedures, and requests for approvals or information) which provides further information regarding the Services, and

(3)  is based:

(a) on the STK procedures manual used to provide the particular Services reflected in such Authorization Letter immediately before the effective date of each Authorization Letter, if STK desires to have such manual be used for such purpose, and/or

(b) on the STK procedures used to provide the particular Services reflected in such Authorization Letter immediately before the effective date of each Authorization Letter, if STK desires to have such STK procedures used for such purpose.

(ii) STK shall provide  comments on the Procedures  Manual to EDS within fifteen
     (15) days after STK's receipt. EDS shall incorporate any mutually agreeable comments and suggestions made by STK and shall deliver a revised Procedures Manual within fifteen (15) days after receipt of STK's comments.

(iii)The process set forth in Section 1.11(a)(ii) shall be repeated until the Parties agree upon the contents of the Procedures Manual. If the Parties are not able to agree upon the contents of the Procedures Manual after either:

(1) the process set forth in Section 1.11(a)(ii) has been followed a total of three times, or,

(2)  one hundred  twenty  (120) days after the  Authorization  Letter  Effective
     Date,

     then the Parties shall proceed to the dispute resolution process set forth in Article IX.

(b)  Updates to Procedures Manual.
     ----------------------------

(i) EDS shall update each Procedures Manual for each Authorization Letter throughout the term of each Authorization Letter to reflect changes in the Services and the procedures and resources used to provide the Services within five (5) Business Days after such change is agreed upon through the applicable procedure ("Change Date").

(ii) STK shall provide comments on the updated Procedures Manual to EDS within five (5) Business Days after STK's receipt. EDS shall incorporate any mutually agreeable comments and suggestions made by STK and shall deliver a revised Procedures Manual within five (5) Business Days after receipt of STK's comments.

(iii)The process set forth in Section 1.11(b)(ii) shall be repeated until the Parties agree upon the contents of the Procedures Manual. If the Parties are not able to agree upon the contents of the Procedures Manual after either:

(1) the process set forth in Section 1.11(b)(ii) has been followed a total of three times, or,

(2)  thirty (30) days after the Change Date,

     then the Parties shall proceed to the dispute resolution process set forth in Article IX.

(iv) Except for modifications necessitated by emergencies (as may be defined in the applicable Authorization Letter or Procedures Manual), no change in then current procedures shall be implemented unless and until the Parties have agreed upon the updated Procedures Manual.

(c)  Effect of Procedures Manual.
     ---------------------------

(i) EDS shall use the then-current version of the Procedures Manual as an operational guide to the performance of the Services.

(ii) Unless otherwise specified in the applicable Authorization Letter, EDS shall not be in default or material default solely because it failed to perform the Services in accordance with the Procedures Manual. As such, unless otherwise expressly specified in the applicable Authorization Letter that EDS is to perform the Services in accordance with specific sections of the Procedures Manual or in accordance with the Procedures Manual, the Procedures Manual shall not constitute a contractual document, responsibility or obligation of EDS to perform such Services in such a manner.

(d)  Conflicts.
     ---------

(i)  In the  event  of a  conflict  between  the  provisions  of the  applicable
     Authorization Letter and its Procedures Manual, the provisions of the Authorization Letter shall control, and STK's and EDS' acceptance of the Procedures Manual shall not be deemed a waiver of any rights of STK or EDS.

(ii) See also Section 1.4 regarding conflicts.

(e)  STK Approvals.  Approvals (agreement) by STK under this Section 1.11 of the
     -------------
     initial Procedures Manual and any updates thereto may be made only by the STK Authorization Letter Representative in writing.

(f)  ISO  Certification  Requirements.  EDS is responsible for compliance of the
     --------------------------------
     Procedures Manual with the applicable STK ISO certification requirements. STK will provide EDS with a copy of the applicable STK ISO certification requirements.

1.12 Technical Change Control.  EDS shall implement any changes in the technical
     ------------------------
     environment and systems used to provide the Services only in accordance with the terms of the applicable Authorization Letter.

1.13 Authorization Letter Change Control Procedures.
     ----------------------------------------------

     Unless the applicable Authorization Letter contains a different process for creating and changing the applicable Authorization Letter, then the following shall apply:

(a)  Changes.

(i) From time to time during the term of each Authorization Letter, STK or EDS may propose adjustments, changes or additions (collectively a "Change") to a particular Authorization Letter, including modifications to the applicable statement of work. This process should be used for major Changes in the Services reflected in the applicable Authorization Letter and should not be used for Out of Scope Services to be provided by EDS outside of the Services, unless such new services are so closely related to the Services that the Services could not be provided effectively unless such new services were also provided, in which case this process should be used for including such Out of Scope Services into the Services. For Out of Scope Services which are not so closely related to the Services, an additional Authorization Letter would be negotiated.

(ii) Small or routine Changes made in the ordinary course of EDS' provision of the Services that are performed within the then-existing resources used to provide the Services and that do not materially modify the items (including but not limited to Services, Service Levels, tasks, responsibilities, fees) specified in the applicable Authorization Letter shall be made and documented in accordance with the applicable Authorization Letter.

(b) If either Party desires to propose a major Change to a particular Authorization Letter, it may do so by preparing and delivering an amendment to the Authorization Letter ("Authorization Letter Amendment") to the Authorization Letter Representative of the other Party. If the other Party is interested in investigating the Change, then the Authorization Letter Representative shall notify, in writing, the Authorization Letter Representative of the other Party.

(c) The following matters should be considered by the Parties when preparing an Authorization Letter Amendment:

(i) any changes in specifications, Services, Service Levels, assignment of personnel and other resources,

(ii) how and when the Change would be implemented,

(iii)the effect of the proposal, if any, on the amounts payable by STK under the applicable Authorization Letter,

(iv) any other terms relevant to the Change.

(d) EDS and STK will cooperate with each other in discussing the Change and exchanging information relevant to evaluating the Change, including without limitation the scope, nature, equipment, software, staffing, implementation, timing, and if applicable, any amounts associated with the Change.

(e) EDS shall, as promptly as reasonably possible, but unless otherwise agreed by the Parties, in not more than thirty (30) days, prepare at EDS' expense and deliver to the STK Authorization Letter Representative a revised Authorization Letter Amendment reflecting the discussions of the Parties.

(f)  After the STK  Authorization  Letter  Representative  receives  the revised
     Authorization Letter Amendment from EDS, the STK Authorization Letter Representative shall notify the EDS Authorization Letter Representative of:

(i) any modifications or clarifications required in the Authorization Letter Amendment,

(ii) STK's acceptance of the Authorization Letter Amendment, or

(iii) STK's rejection of the Authorization Letter Amendment.

(g) If STK notifies EDS of any modifications or clarifications required in the Authorization Letter Amendment, then EDS promptly (unless otherwise agreed by the Parties, in not more than ten (10) days) shall revise the Authorization Letter Amendment and submit the revised document to STK. The process described in Section 1.13(f) above shall then follow.

(h) An Authorization Letter Amendment, once submitted to STK, shall constitute an offer by EDS to implement the proposal described therein on the terms set forth therein, and shall be irrevocable for a minimum of thirty (30) days after the latest version is issued by EDS.

(i) No Change to an Authorization Letter shall become effective or be implemented unless and until such Authorization Letter Amendment has been executed by the respective, authorized representative of each of the Parties.

(j) If either STK or EDS proposes a Change pursuant to the Authorization Letter Change Control Procedures, the charge for such Change shall be determined in the manner set forth in this Section (j) as follows:

(i) To the extent the proposed change or addition can be accommodated within the existing level of resources then being used by EDS to provide the Services under the applicable Authorization Letter and without degradation to existing Service Levels (unless otherwise agreed by STK in writing), the charges payable by STK under the applicable Authorization Letter shall not be increased.

(ii) To the extent the proposed change or addition necessarily will require the addition or subtraction of resources for which a pricing metric (such pricing metrics being pre-set charges for adjustments in applicable fees to be paid to EDS that are expressly reflected in the Authorization Letter) exists under the applicable Authorization Letter, the resulting change to the charges payable by STK hereunder shall be calculated in accordance with that pricing metric.

(iii)Except as set forth in (i) and (ii), above, any other charge adjustment shall be a mutually agreed charge or fee.

1.14 Service Levels.
     --------------

(a)  Service Levels; Review of Service Levels.
     ----------------------------------------

     Unless  otherwise  specifically  set forth in the applicable  Authorization
     Letter:

(i) As a part of the statement of work for each Authorization Letter and with respect to the Services to be performed pursuant thereto, the Parties will jointly define and determine the Service Levels that will apply to the Services in such Authorization Letter. If a Service Level is not to go into effect on the Services Commencement Date set forth in the application Authorization Letter, the Authorization Letter must clearly specify when such Service Level is to go into effect.

(ii) Throughout the term of each Authorization Letter, EDS shall use Commercially Reasonable Efforts to identify and notify STK of commercially reasonable methods of improving the Service Levels. Within six (6) months after the Services Commencement Date of each Authorization Letter and at least quarterly thereafter, the Parties shall jointly review the Service Levels and adjust them pursuant to Section 1.13 to reflect any improved performance capabilities associated with advances in the technology and methods used to perform the Services.

(b)  Measurement and Monitoring  Tools.  As part of the Services  throughout the
     ---------------------------------
     term of each Authorization Letter, and at no additional cost to STK, EDS shall implement reasonable measurement and monitoring tools and procedures necessary (collectively the "Monitoring Protocol") to compare EDS' actual performance of the Services to the Service Levels. Such Monitoring Protocols are subject to STK's approval.

(c)  Failure to Meet Service Levels.
     ------------------------------

(i) EDS acknowledges that its failure to meet one or more Service Levels may have a material adverse effect on the business and operations of STK and that, subject to the provisions of Section 11.2 hereof and the applicable remedies set forth in the applicable Authorization Letter, STK shall have any remedies available to STK under this Agreement, at law or in equity, including, if such failure constitutes a material breach by EDS and EDS fails to cure such breach as provided in Section 10.1, the right to terminate this Agreement for material default in accordance with the provisions of Section 10.1(a).

(ii) Each time EDS fails to meet a Service Level, EDS shall:

(1) promptly investigate the root cause(s) of the failure and deliver to STK a written report identifying such root cause(s) in the form requested by STK;

(2)  and

(a) if such problem was attributable to the fault of EDS, at no additional charge to STK, promptly correct the problem and begin meeting such Service Level; or

(b) if such problem was not attributable to the fault of EDS but correction and/or management of the correction is within the scope of the Services under the applicable Authorization Letter, then, at no additional charge to STK, promptly correct the problem and begin meeting such Service Level, or

(c) if such problem was not attributable to the fault of EDS, and correction and management of the correction is not within the scope of the Services under the applicable Authorization Letter, cooperate with STK to effect the correction of such problem and begin meeting such Service Level, and

(3)  advise STK of the status of such status and corrective efforts.

(iii)EDS shall not be liable for any failure to meet a Service Level to the extent that such failure is directly caused by:

(1)  a Force Majeure Event; or

(2) the failure of STK to perform the functions and responsibilities of STK as those functions and responsibilities are specifically identified in the STK responsibilities in the applicable Authorization Letter, unless such STK failure is attributable to EDS or such function or responsibility was the responsibility (to perform and/or manage) of EDS under any Authorization Letter or another agreement or arrangement with EDS, or

(3) if applicable, the events exempted from liability as specifically set forth in the applicable Service Level portion of the applicable Authorization Letter.

1.15 Benchmarking.
     ------------

(a) In order to determine whether EDS is delivering Services which are, in the aggregate for each Authorization Letter, comparable in price and quality to similarly bundled prices, terms and service offerings of other best-in-class service providers, STK may, at its election and at its own cost and expense, conduct benchmarking subject to the provisions of this
     Section 1.15. Such benchmarking exercises shall compare the Services provided by EDS for a particular Authorization Letter hereunder and EDS' charges therefor against similarly bundled prices, terms and service offerings (including, without limitation, comparable financial and operational risks inherent in such service offerings) provided by other best-in-class and similarly situated service providers. In addition, such benchmarking exercises shall not occur prior to the [CONFIDENTIAL INFORMATION DELETED] month after the Services Commencement Date of the applicable Authorization Letter and, subsequent to such initial benchmarking exercise, no more often than once every [CONFIDENTIAL INFORMATION DELETED] months for the remainder of the term of the applicable Authorization Letter.

(b) To the extent that additional resources are reasonably required by EDS to support the benchmarking exercise, STK shall compensate EDS for such additional resources at the rates for personnel in the applicable Authorization Letter. Otherwise, the expenses of the third party facilitator shall be borne solely by STK, but EDS will provide EDS' internal personnel resources required to support such benchmarking process at no additional charge to STK.

(c) Such benchmarking exercise will be facilitated by one or more independent third parties agreed to by both STK and EDS and will be based upon an agreement entered into by STK, EDS and the third party facilitator(s). The Parties agree that no entity that is a competitor of either party and no entity that would be conflicted by its status as a corporate auditor of either party will serve as the third party facilitating any benchmarking exercise hereunder. The following are examples of acceptable third party facilitators: Compass, Forrester Research, Gartner Group, Giga Information Group, and Meta Group. Agreement upon a facilitator shall be contingent upon such facilitator's agreement to such non-disclosure obligations as may be reasonably required by each Party, taking into account the highly sensitive, trade secret nature of the information to which such facilitator may be provided access.

(d)  The  facilitator(s)  will  provide  a  preliminary  (draft)  report  of the
     ===========================================================================
     benchmarking  exercise  to the  Parties,  which  report  will  include  the
     ===========================================================================
     methodology  used,  findings  and  conclusions  and support  therefor.  The
     ===========================================================================
     Parties will have thirty (30) days to provide  comments and questions.  The
     ===========================================================================
     facilitator(s)  will be required to respond to all of the Parties' comments
     ===========================================================================
     and questions before issuing a "Final  Benchmarking  Report" (the report of
     ===========================================================================
     the faciltators(s)  issued after addressing the comments and questions from
     ===========================================================================
     the Parties  concerning the  benchmarking  exercise and preliminary  report
     ===========================================================================
     thereon).
     ========

(e)  If the Final Benchmarking  Report identifies no best-in-class and similarly
     ===========================================================================
     situation  service  provider  alternative  to  EDS  with  a  charge  or fee
     ===========================================================================
     advantage   to  STK  of  at  least   [CONFIDENTIAL   INFORMATION   DELETED]
     =================================
     improvement,  the  Authorization  Letter  will  continue  in full force and
     ===========================================================================
     effect without any modification or change. If the Final Benchmarking Report
     ===========================================================================
     indicates that a  best-in-class  and similarly  situated  service  provider
     ===========================================================================
     other than EDS offers a fully comparable aggregate of Services as reflected
     ===========================================================================
     in the  applicable  Authorization  Letter(s)  for a charge  or fee at least
     ===========================================================================
     [CONFIDENTIAL  INFORMATION DELETED] less than the EDS fees or charges under
                                         =======================================
     the applicable  Authorization  Letter(s),  the Parties will meet as soon as
     ===========================================================================
     reasonably   practicable  to  discuss  the  benchmarking  report  and  will
     ===========================================================================
     negotiate in good-faith with regard to any adjustments or  modifications to
     ===========================================================================
     the  Authorization  Letter that either Party  believes are  appropriate  in
     ===========================================================================
     light  of  such  benchmarking  report,  provided,  however,  that  no  such
     ===========================================================================
     adjustment or  modification  shall be made unless  mutually  agreed upon in
     ===========================================================================
     writing by the Parties.
     =======================

(f)  If the Parties are unable to reach an agreement on appropriate  adjustments
     ===========================================================================
     or modifications to the applicable Authorization Letter pursuant to Section
     ===========================================================================
     1.15(e) within ninety(90) days after the receipt of the Final  Benchmarking
     ===========================================================================
     Report, then STK will have the option, but not the obligation, to terminate
     ===========================================================================
     the affected  Authorization  Letter(s) subject to the terms of this Section
     ===========================================================================
     1.15(f).  In order for STK to  exercise  its  termination  option STK would
     ===========================================================================
     deliver to EDS written notice of such termination identifying the effective
     ===========================================================================
     termination date (which would be at least sixty (60) days after the date of
     ===========================================================================
     such notice). In connection with any such termination:
     ======================================================

(i)  STK shall have no liability to EDS for amounts in excess of:
     ============================================================

(1)  the EDS fees or charges specified in the affected  Authorization  Letter up
     ===========================================================================
     to the effective date of termination, and
     =========================================

(2)  an  amount  which is equal to  [CONFIDENTIAL  INFORMATION  DELETED]  of the
     =============================                                        ======
     Termination Fee reflected in the affected Authorization Letter.
     ===============================================================

(ii) The Parties acknowledge and agree that:
     =======================================

(1)  such termination will only be for the affected Authorization Letter(s) and,
     ===========================================================================
     at STK's  option,  any portions of other  Authorization  Letters  which are
     ===========================================================================
     expressly tied to the benchmarked Authorization Letter,
     =======================================================

(2)  except as set forth in Section  1.15(f)(ii)(1),  all other then outstanding
     ===========================================================================
     Authorization  Letters  and this  Agreement  shall not be  affected by such
     ===========================================================================
     termination  and shall remain in full force and effect in  accordance  with
     ===========================================================================
     their respective terms and conditions; provided, however, that in the event
     ===========================================================================
     such  termination  of an  Authorization  Letter  directly  impacts  another
     ===========================================================================
     Authorization  Letter,  as reflected in Section  1.15(e)(ii)(1)  above, the
     ===========================================================================
     Parties will negotiate  mutually  agreeable  adjustments in the EDS charges
     ===========================================================================
     for the remaining portion of the impacted Authorization Letter, , and
     =====================================================================

(3)  the Parties may, in the applicable Authorization Letter(s),  mutually agree
     ===========================================================================
     to modify the percentage  reflected herein as to the termination  amount to
     ===========================================================================
     be paid pursuant to this Section 1.15(f).
     ========================================


                       Article II. Relationship Management
                                   -----------------------

2.1  Authorization Letter Representatives.
     ------------------------------------

(a)  EDS Authorization Letter Representatives.

(i) During the term of each Authorization Letter, EDS will provide an individual for each Authorization Letter who will be primarily dedicated to

     STK's account with respect to that Authorization Letter and who, at STK's request, will maintain an office at STK's facilities located in Louisville, Colorado (the "EDS Authorization Letter Representative").

(ii) Each EDS Authorization Letter Representative:

(1)  will be reasonably acceptable to STK,

(2) will be the primary contact for STK in dealing with EDS under the applicable Authorization Letter,

(3) will have overall responsibility for managing and coordinating the delivery of the Services, under the applicable Authorization Letter;

(4)  will  meet  regularly  with  the   applicable  STK   Authorization   Letter
     Representative, and

(5) will have the power and authority to make decisions with respect to actions to be taken by EDS in the ordinary course of day-to-day management of STK's account with respect to the applicable Authorization Letter.

(b)  STK Authorization Letter Representatives.

(i) During the term of each Authorization Letter, STK will provide an individual for each Authorization Letter (the "STK Authorization Letter Representative").

(ii) Each STK Authorization Letter Representative:

(1) will be the primary contact for EDS in dealing with STK under the applicable Authorization Letter,

(2)  will  meet  regularly  with  the   applicable  EDS   Authorization   Letter
     Representative, and

(3) will have the power and authority to make decisions with respect to actions to be taken by STK in the ordinary course of day-to-day business with respect to the applicable Authorization Letter.

2.2  Executive Representatives.
     -------------------------

(a)  STK Executive Representative.

(i) During the term of this Agreement, STK will designate a senior level individual who will be authorized to act as STK's primary contact for EDS in dealing with STK under this Agreement and who will have the power and authority to make decisions with respect to actions to be taken by STK under this Agreement (the "STK Executive Representative"). The initial STK Executive Representative is Ken Martin.

(ii) The STK Executive Representative may designate in writing:

(1) an additional STK employee or consultant to be the STK Authorization Letter Representative under each particular Authorization Letter, and

(2) a reasonable number of additional STK employees or consultants (provided any such consultant has been given appropriate agency or other authority to act on behalf of STK) to be points of contact for EDS with respect to particular matters of expertise relating to one or more Authorization Letters.

(b)  EDS Executive Representative.

(i) During the term of this Agreement, EDS will designate a senior level individual who will be authorized to act as EDS' primary contact for STK in dealing with STK under this Agreement and who will have the power and authority to make decisions with respect to actions to be taken by EDS under this Agreement (the "EDS Executive Representative"). The initial EDS Executive Representative is Mike O'Hair.

(ii) The EDS Executive Representative may designate in writing:

(1)  an   additional   EDS   employee  to  be  the  EDS   Authorization   Letter
     Representative under each particular Authorization Letter, and

(2) a reasonable number of additional EDS employees to be points of contact for STK with respect to particular matters of expertise relating to one or more Authorization Letters.

2.3  Authorization Letter Committees; Relationship Committee.
     -------------------------------------------------------

(a) Promptly after the Authorization Letter Effective Date of each Authorization Letter, the Parties shall form a committee with respect to that Authorization Letter (the "Authorization Letter Committee"). The name, scope, goals, membership, meeting schedule and related processes shall be as set forth in each applicable Authorization Letter.

(b) Each Authorization Letter Committee may appoint subcommittees to deal with specific issues and establish scope, goals, membership, meeting schedule and related processes for such committees.

(c) Within fifteen (15) days after the Agreement Effective Date, the Parties shall form a committee (the "Relationship Committee"). The respective Executive Representatives shall be members of the Relationship Committee and shall each appoint two additional members. The name, scope, goals, membership, meeting schedule and related processes shall be determined by the Relationship Committee at the first meeting.

2.4  Reliance  on  Instructions.   In  performing  its  obligations  under  this
     --------------------------
     Agreement and all Authorization Letters, each Party will be entitled to rely upon any routine instructions, authorizations, approvals or other information provided to such party by the other party's representative (STK Executive Representative, STK Authorization Letter Representative(s), EDS Executive Representative, or EDS Authorization Letter Representative, as applicable) or, as to areas of competency specifically identified by the such representative, by any other personnel of such Party identified by the Party's Executive Representative, from time to time, as having authority to provide the same on behalf of STK in such person's area of competency, unless:

(a) the other Party knew of any error, incorrectness or inaccuracy in such instructions, authorizations, approvals or other information; or

(b) otherwise specifically set forth in the applicable Authorization Letter or Procedures Manual.


                             Article III. Personnel
                                          ---------

3.1  Use and Replacement of Personnel.
     --------------------------------

(a)  Removal of EDS Employees from STK Account.  Under any Authorization Letter,
     -----------------------------------------
     STK shall have the right to notify EDS if STK determines in good faith that the continued assignment to the STK account of any EDS employee is not in the best interests of STK. Upon receipt of such notice, EDS shall have a reasonable time period, not to exceed five (5) days, to investigate the matters stated therein, discuss its findings with STK and attempt to resolve such matters in a manner acceptable to STK. If STK continues to request the replacement of such individual after such period, EDS shall remove the individual from the STK account. Nothing in this Section shall be deemed to require EDS to terminate the employment of such individual. When replacing such an individual, EDS shall locate and assign individuals who have qualifications and skills acceptable to STK.

(b)  Key EDS Positions
     -----------------

     Unless  otherwise  specifically  set forth in the applicable  Authorization
     Letter:

(i) Each Authorization Letter will designate certain EDS personnel positions (the "Key EDS Positions"), if any, which are critical to providing the Services throughout the term of such Authorization Letter. By mutual agreement, the Parties may change or update the Key EDS Positions from time to time during the term of the Authorization Letter (utilizing the applicable Authorization Letter Change Control Procedures), provided that, unless otherwise agreed by the parties in the applicable Authorization Letter, the number of Key EDS Positions on each Authorization Letter shall not exceed four. EDS shall cause the personnel filling the Key EDS Positions to devote substantially full time and effort to the provision of the Services while such EDS personnel are filling a Key EDS Position.

(ii) The individuals who will fill the Key EDS Positions will be listed in the appropriate exhibit to the applicable Authorization Letter, and the Parties acknowledge that, if no position is reflected in conjunction with the individual's name in the exhibit to the applicable Authorization Letter, the position held by such individual as of the applicable Services Commencement Date will be deemed to be a Key EDS Position. EDS shall not, from the date an individual first fills a Key EDS Position until completion of the period set forth next to such Key EDS Position in the appropriate schedule transfer such individual from such Key EDS Position, unless EDS and STK, after good faith consultation with the other, determine that the individual should no longer continue in the Key EDS Position. EDS agrees that it will not assign any EDS Employee filling a Key EDS Position to provide services to any of the STK Competitors during such employee's assignment to a Key EDS Position or for a period of two (2) years thereafter.

(iii) Before assigning an individual to fill a Key EDS Position,

(1)  EDS promptly:

(a)  shall notify STK of the proposed assignment,

(b)  shall introduce the individual to appropriate  STK personnel  designated by
     the  STK  Executive   Representative  or  the  STK   Authorization   Letter
     Representative, and

(c) shall provide STK with a resume and such other information as STK may reasonably request.

(2) If STK objects in good faith to the proposed assignment within fifteen (15) days after being notified thereof, EDS promptly shall discuss such objections with STK and attempt to resolve them on a mutually agreeable basis. If STK continues to object to the proposed assignment, EDS shall not assign the individual to that position and promptly shall propose another individual to fill the Key EDS Position with appropriate qualifications and skills.

(iv) The prior individual in an Key EDS Position will train the replacement individual for that Key EDS Position.

(v) As other employees are assigned to the Key EDS Positions in accordance with the provisions of this Agreement, the exhibit setting forth the list of employees in those positions [see (ii) above] shall be updated to include such individuals' names, or if this is not effected, such names shall be deemed to have been added to such Schedule.

(c) All personnel whom EDS designates to provide services to STK under this Agreement shall be employees of EDS, its subsidiaries or permitted subcontractors. These personnel shall not be construed to be employees of STK and no joint employment relationship is intended.

3.2  Use of Subsidiaries and Subcontractors.
     --------------------------------------

(a) EDS shall not subcontract with any individual or entity for personnel resources to perform any of EDS' obligations related to the Services as described in the appropriate Authorization Letter attached to this
     Agreement without STK's prior written consent, which consent may not be unreasonably withheld. Reasonable bases for withholding consent, include, without limitation:

(i)  the subcontractor is an STK Competitor,

(ii) the subcontractor does not have an acceptable reputation in the industry for quality and/or reliability or STK has one or more specific instances where STK or its subcontractors previously used such subcontractor and STK or its subcontractor was not satisfied with the quality or reliability,

(iii)the subcontractor does not have sufficient resources to perform the services the subcontractor is to perform,

(iv) the subcontractor's financial profile is not acceptable, or

(iv) the percentage of subcontracting is greater than 25% of the headcount resources of the applicable portion of the Services.

(b) EDS will remain responsible for the compliance by or on behalf of each of its subcontractors with the terms and conditions of this Agreement and the applicable Authorization Letters.

(c) With respect to any confidential information of STK, EDS will not disclose or permit access to any subcontractor (affiliated or unaffiliated) unless and until such subcontractor has agreed in writing to protect the confidentiality of such confidential information in the manner required by
     Section 7.5 and then disclose or permit access only to the extent necessary for such subcontractor to perform those Services subcontracted to it. EDS will provide to STK copies of such confidentiality agreements.

3.3  Hiring of  Employees.  Except  as set  forth in  Section  10.7  (Offers  to
     --------------------
     Employees), during the Term, STK shall not directly or indirectly solicit the employment of any EDS employees providing the Services. Except as set forth in Section 3.4, during the Term, while EDS is providing any Termination/Expiration Assistance under the terms of this Agreement, and for a period of twelve (12) months thereafter, EDS shall not directly or indirectly solicit the employment of any STK employees.

3.4  STK Personnel to be Hired by EDS. Each Authorization Letter will reflect if
     --------------------------------
     any employees of STK are to be hired by EDS as a result of the Services that would be performed in each such Authorization Letter and the manner in which each such hiring of employees would occur. In the event the Parties do not address the manner in which such employees would be hired by EDS, the following provisions shall apply:

(a)  Eligible Employees; New EDS Employees

(i) Each Authorization Letter will contain a Schedule, which lists the STK positions which will be assumed by EDS ("Assumed Position"). An "Eligible Employee" is an employee of STK who is in an Assumed Position and on the STK payroll the business day before the applicable Authorization Letter Services Commencement Date. Within seven (7) days after the applicable Authorization Letter Effective Date, EDS will offer employment to each Eligible Employee, with such offer of employment to be effective on the applicable Authorization Letter Services Commencement Date. Each Eligible Employee will remain an employee of STK until his or her effective date of employment with EDS. For any Eligible Employee who is on a leave of absence approved by STK as of the date the offers by EDS are made following the Authorization Letter Effective Date and before the Services Commencement Date, EDS also will offer employment to each such Eligible Employee upon his or her return to active employment with STK, provided, however, that the Eligible Employee's return to active employment is within one hundred thirty (130) days following the applicable Authorization Letter Services Commencement Date. Each Eligible Employee will remain an employee of STK until his or her effective date of employment with EDS. EDS shall have no obligation to employ an Eligible Employee who is not on the STK payroll and actively employed by STK on the last business day before his or her effective date of employment with EDS.

(ii) The Parties agree that the value of the "Targeted Total Compensation" (as defined below) that these Eligible Employees, in the aggregate, will be initially offered from EDS, commencing on their effective date of employment with EDS, constitutes a "Comparable Job" as defined below. An Eligible Employee who accepts EDS' offer of employment hereunder will be deemed to be a "New EDS Employee" for purposes of this Agreement and for the applicable Authorization Letter. STK will terminate each New EDS Employee on the day before the applicable Authorization Letter Services Commencement Date.

(iii) "Comparable Job" defined:

(1) If the Eligible Employee has been employed by STK at least twelve (12) months, a Comparable Job is one that provides the Eligible Employee with Targeted Total Compensation, which means the Eligible Employee's actual base salary, targeted commissions and targeted bonuses, exclusive of fringe benefits and equity awards, equal to at least 90% of the Eligible Employee's actual base salary, targeted commissions, and targeted bonuses, exclusive of any fringe benefits and equity awards, at STK during the most recent completed calendar year or the last twelve (12) months in STK's discretion, and the Eligible Employee will not be required to commute to a location more than fifty (50) miles farther than he or she was commuting to STK at the time of such offer.

(2) if the Eligible Employee has worked for STK less than twelve (12) months, a Comparable Job is one that provides the Eligible Employee with Targeted Total Compensation equal to at least 90% of the Eligible Employee's annualized base salary, targeted commissions, and targeted bonuses at STK, exclusive of any fringe benefits and equity awards, and the Eligible Employee will not be required to commute to a location more than fifty (50) miles farther than he or she was commuting to STK at the time of such offer.

(iv) Severance Benefits

(1) During the 6-month period following a New EDS Employee's start date with EDS, if EDS terminates the New EDS Employee's employment with EDS, EDS shall provide such employee with severance benefits equal to the greater of:

(a) the severance benefits provided to similarly situated EDS employees under the EDS severance policy in effect when the New EDS Employee is terminated from EDS, and

(b)  the severance  benefits provided to similarly  situated employees under the
     STK  severance   policy  in  effect  as  of  the  date  of  the  applicable
     Authorization Letter Services Commencement Date;

     provided that:
     -------------

(x) the terms of the applicable EDS severance policy shall determine the eligibility of the New EDS Employee for these benefits, and

(y) if the New EDS Employee is eligible for benefits under the applicable EDS severance policy, eligibility for benefits under the STK severance policy shall be assumed for purposes of making calculation in this Section 3.4(a)(iv)(1).

(2) After the 6-month period following the New EDS Employee's start date with EDS, EDS shall provide the New EDS Employee with severance benefits equal to those provided to similarly situated EDS employees under the EDS severance policy in effect when such employee is terminated from EDS.

(3) For purposes of eligibility, vesting and benefit accrual under the applicable EDS severance policies, each New EDS Employee shall be given one year's credit for each year of his or her service with STK.

(4) For each New EDS Employee, if any, who is terminated from EDS during the 6-month period following the New EDS Employee's start date with EDS, STK agrees to reimburse EDS for any and all severance benefits that EDS is obligated to pay to the New EDS Employee under Section 3.4(a)(iv)(1) to the extent that those benefits are greater than those to which the New EDS Employee would be entitled to receive under the EDS severance policy in effect when such employee is terminated from EDS. With respect to each Authorization Letter, the sum of all of STK's obligations under the previous sentence for all such New EDS Employees under that Authorization Letter shall not exceed the Authorization Letter Severance Cap and STK shall have no obligation to EDS regarding any New EDS Employee who is terminated more than 6-months following his or her start date with EDS.

(5)  The "Authorization Letter Severance Cap" will be:

(a) with respect to Authorization Letter No. 1 and Authorization Letter No. 2, $100,000 for the two Authorization Letters combined, and

(b) with respect to each subsequent, applicable Authorization Letter involving Eligible Employees, shall be specified in such Authorization Letter.


                             Article IV. STK's Role
                                         ----------

4.1  STK's Role.
     ----------

(a) During the term of this Agreement and in connection with EDS' performance of its obligations hereunder, STK will, at its own cost and expense, have the obligations to EDS, and retain the responsibilities, specifically described in each Authorization Letter.

(b)  STK  acknowledges  and agrees that EDS'  ability to perform the Services in accordance with this Agreement may be dependent upon STK's timely performance of those obligations assigned to STK hereunder and under each Authorization Letter, but only:

(i) if such EDS obligation is directly dependent upon the performance of the particular STK's obligation at issue,

(ii) to the extent such failure of STK to meet such STK obligation affects such EDS obligation, and

(iii)if EDS promptly notifies STK of STK's failure to so perform, which in some cases may be after EDS performs a root cause analysis.

(c) Unless otherwise specifically permitted in such Authorization Letter, despite any such failure of STK to meet such obligation, EDS shall continue to perform such Services and strive to meet such EDS obligations, provided, however, that it is acknowledged and agreed that, in such situations, EDS might only be able to provide such Services at correspondingly reduced levels, including correspondingly reduced Service Levels, but only:

(i) if such EDS obligation is directly dependent upon the performance of the particular STK's obligation at issue,

(ii) to the extent such failure of STK to meet such STK obligation affects such EDS obligation, and

(iii)if EDS promptly notifies STK of STK's failure to so perform, which in some cases may be after EDS performs a root cause analysis.


         Article V. Representations, Warranties and Additional Covenants
                    ----------------------------------------------------

5.1  Mutual  Representations,  Warranties and Covenants.  Each Party represents,
     --------------------------------------------------
     warrants and covenants to each other that:

(a) As of the Agreement Effective Date, it is a corporation duly incorporated, validly existing and is in good standing under the laws of the state in which it is incorporated, and is in good standing in each other jurisdiction where the failure to be in good standing would have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any Authorization Letter.

(b) It has now and will have throughout the term of this Agreement all necessary corporate power and authority to own, lease and operate its assets and to carry on its business as presently conducted and as it will be conducted pursuant to this Agreement without any approval from, notice to, or waiver of subordination of right by, any third party.

(c) It has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of this transactions contemplated thereby have been duly authorized by all necessary corporate actions on its part.

(d) This Agreement constitutes and will constitute a legal, valid and binding obligation of such Party, fully enforceable against it in accordance with its terms.

(e) Each of the Parties covenants that it shall use all Commercially Reasonable Efforts so that no Viruses are coded, introduced or permitted to be coded or introduced into any of the systems, equipment, or software which are used to provide the Services, are used to store STK Data, or are the subject of the Services. If a Virus is coded or permitted to be introduced into the systems used to provide the Services, then EDS and STK shall perform their respective tasks as specified in the then-applicable Authorization Letter(s) and this Agreement to diagnose and eliminate the Virus, mitigate any losses of operational efficiency caused by the Virus, and repair any damage to data caused by the Virus.

5.2  EDS Representations, Warranties and Covenants.
     ---------------------------------------------

     EDS represents, warrants and covenants to and with STK, STK Affiliates and their respective officers, directors, successors, representatives, and agents that:

(a) As of the Agreement Effective Date, it has not violated any applicable laws or regulation or any STK policies (of which it has had written notice, including publication on the STK intranet available to all STK employees);

(b) It is not a party to, and is not bound or affected by or subject to, any instrument, agreement, charter or by-law provision, law, rule, regulation, judgment, subordination requirement, or order which would be contravened or breached in any way as a result of the execution of this Agreement or consummation of the transactions or performance of any Service contemplated by this Agreement.

(c) EDS covenants that it and its subcontractors shall perform the Services in a professional and workmanlike manner. In all cases where EDS has committed to a specific performance standard or Service Level in an Authorization Letter, such specific performance standard or Service Level shall govern. In all cases where EDS has not committed to a specific performance standard or Service Level in an Authorization Letter, EDS and its subcontractors will use reasonable care in providing Services thereunder.

(d) EDS covenants that it shall not knowingly insert or permit to be inserted into any Software, equipment or data any code, technology or feature which would have the effect of disabling any Software, equipment or Services, or preventing the aggregation, appending, use or accuracy of any STK Data and EDS shall not knowingly invoke or permit to be invoked such disabling code, technology or feature at any time (whether during or after the Term) for any reason. If at any time the licensor or provider of any Third Party Software, equipment, or services shall invoke or threaten to invoke any disabling code, technology or feature in Third Party Software licensed or provided to EDS which could adversely affect the Software, equipment, Services, or STK Data, then EDS shall notify STK as soon as such third party threat or action comes to EDS' attention and EDS and STK shall work together using Commercially Reasonable Efforts to perform their respective duties under this Agreement and the applicable Authorization Letter(s) to preclude such action on the part of such third party.

(e) That the information furnished by EDS to STK as of the Agreement Effective Date and each Authorization Letter Effective Date is accurate and complete in all material respects.

(f)  Warranty on Third Party Items.

(i) Subject to Section 5.2(f)(ii), EDS agrees that it will pass through to STK any rights it obtains under warranties and indemnities given by its third party suppliers in connection with any Software, equipment or other products provided by EDS pursuant to an Authorization Letter to the extent permitted by the applicable subcontractors or suppliers. If pass-through warranties and indemnities reasonably acceptable to STK are not available from a particular subcontractor or supplier, EDS will discuss the matter with STK prior to engaging the particular subcontractor or supplier, and the Parties will mutually determine to either accept the terms available from such subcontractor or supplier, in which case EDS will enforce the applicable warranty or indemnity on behalf of STK as provided below, or deal with another vendor of comparable services, Software, equipment or other products that will provide warranties and indemnities reasonably acceptable to STK. In the event of a Third Party Software or equipment nonconformance, EDS will coordinate with, and be the point of contact for resolution of the problem through, the applicable vendor and, upon becoming aware of a problem, will notify such vendor and will use Commercially Reasonable Efforts to cause such vendor to promptly repair or replace the nonconforming item in accordance with such vendor's warranty. If any warranties or indemnities may not be passed through, EDS agrees that it will, upon the request of STK, take reasonable action to enforce any applicable warranty or indemnity which is enforceable by EDS in its own name. However, EDS will have no obligation to resort to litigation or other formal dispute resolution procedures to enforce any such warranty or indemnity, unless EDS chooses to do so and STK agrees to reimburse EDS for all costs and expenses incurred in connection therewith, including reasonable attorneys' fees and expenses.

(ii) EDS agrees that it will notify STK promptly when any Software, equipment or other products to be provided by EDS pursuant to an Authorization Letter will be obtained from its third party suppliers. Such notice will be provided in a timeframe which will allow STK and EDS to work out a pass through warranty under Section 5.2(f)(i) with the third party which pass through warranty is acceptable to STK, and, if such pass through warranty is not acceptable to STK, for EDS or STK, as the case may be, to obtain such software, equipment or other products from another source. If EDS fails to so notify STK in a timely manner, then EDS will warrant such software, equipment or other products directly to STK. The terms of such direct warranty will be a mutually agreeable, but not less than the prevailing warranty in the applicable industry.

(iii)Notwithstanding the foregoing, this Section 5.2(f) does not apply to EDS Vendor Software.

(g)  Developed Software Warranty.

(i) Except as otherwise specifically set forth in a warranty in the applicable Authorization Letter, EDS warrants that, during the Warranty Period, each item of Developed Software (as defined in Section 6.1(e) of this Agreement) under such Authorization Letter will conform in all material respects to the written technical specifications agreed to by the Parties and with the software development methodologies adopted by the Parties pursuant to such Authorization Letter. The "Warranty Period" is the time period following the successful completion of systems integration testing which period is specified in the applicable Authorization Letter, or, if not so specified, the twelve (12) month period following the successful completion of systems integration testing.

(ii) As soon as reasonably practicable after discovery by STK or EDS of a failure of the Developed Software to so conform (a "Nonconformance"), STK or EDS, as applicable, will deliver to the other a statement and supporting documentation describing in reasonable detail the alleged Nonconformance. If there is a Nonconformance, then EDS, at EDS' cost and expense, will use Commercially Reasonable Efforts to correct such Nonconformance, utilizing methods and techniques for correcting Nonconformances which comply with the Software Development processes provided by STK to EDS. Such cost and expenses will not be passed on to STK and the resources used by EDS to correct such Nonconformances shall not be counted against any resource baselines in the applicable Authorization Letter or charges related thereto.

(iii) The foregoing warranty will not extend to any Nonconformances caused

(1) by any change or modification to Developed Software without EDS' prior written consent, or

(2)  by STK's operation of the Developed Software other than:

(a)  in accordance with the applicable documentation,

(b)  for the purpose for which it was designed, or

(c) on hardware not recommended, supplied or approved in writing by EDS. If the hardware is included in the agreed written technical specification, EDS will be deemed to have approved such hardware in writing.

(iii)Furthermore, unless otherwise set forth in the applicable Authorization Letter, if, after undertaking Commercially Reasonable Efforts to remedy a breach by EDS of the foregoing warranty, EDS, in the exercise of its reasonable business judgment, determines that any repair, adjustment, modification or replacement is not feasible, or in the event that the Developed Software, subsequent to all repairs, adjustments, modifications and replacements, continues to fail to meet the foregoing warranty, STK will return the Developed Software to EDS, and EDS will credit to STK, in a manner and on a schedule agreed to by the Parties and as STK's sole and exclusive remedy for such failure, an amount equal to the charges actually paid by STK to EDS for the Developed Software that has failed to meet the foregoing warranty.

(iv) Notwithstanding the other provisions of this Section 5.2(g), upon the written request of STK, EDS will use Commercially Reasonable Efforts to correct an alleged Nonconformance for which EDS is not otherwise responsible hereunder because it is caused or contributed to by one of the factors listed above and, to the extent that such correction cannot be performed within the scope of the Services, such correction will be paid for by STK at the then current, applicable rates established in the applicable Authorization Letter.

5.3  STK Representations, Warranties and Covenants.
     ---------------------------------------------

     STK represents, warrants and covenants to and with EDS, EDS Affiliates and their respective officers, directors, successors, representatives and agents that:

(a) As of the Agreement Effective Date, it has not violated any applicable laws or regulations which may be applicable to the STK obligations under this Agreement, the applicable Authorization Letters, or to STK or its business;

(b) It is not a party to, and is not bound or affected by or subject to, any instrument, agreement, charter or by-law provision, law, rule, regulation, judgment, subordination requirement, or order which would be contravened or breached in any way as a result of the execution of this Agreement or consummation of the transactions or performance of any Services contemplated by this Agreement.

(c) That the information furnished by STK to EDS, as of each Authorization Letter Effective Date, on which EDS based the description of the Services, any applicable performance standards or Service Levels, and the charges to be paid by STK therefore, as set forth in each Authorization Letter, is accurate and complete in all material respects.

5.4  Disclaimer of Warranties.
     ------------------------

(a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EDS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, NON-INFRINGEMENT, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE, OF ANY INFORMATION TECHNOLOGY SERVICE, SOFTWARE, HARDWARE OR OTHER MATERIALS PROVIDED UNDER THIS MASTER AGREEMENT OR AUTHORIZATION LETTER HEREUNDER.

(b) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, STK MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, NON-INFRINGEMENT, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE, OF ANY SERVICE, SOFTWARE, HARDWARE OR OTHER MATERIALS OR INFORMATION PROVIDED UNDER THIS MASTER AGREEMENT OR AUTHORIZATION LETTER HEREUNDER.


                         Article VI. Proprietary Rights
                                     ------------------

6.1  Definitions. For purposes of this Agreement and all Authorization Letters:

(a)  Developed Software.  The term "Developed  Software" means any Software that
-----------------------
     is developed by EDS or its subcontractors under an Authorization Letter, and paid for by STK,

(i) including any Software Changes made by EDS or its subcontractors to STK Software or STK-Vendor Software as part of the Services,

(ii) excluding

(a)  any Software Changes made to EDS Software or EDS-Vendor Software, and

(b) any EDS Software or EDS Development Tools that are used in developing, modifying or enhancing any Developed Software hereunder.

     Unless there are specific express fees to be paid for particular Developed Software pursuant to an Authorization Letter, the payment by STK of the monthly EDS charges shall be deemed payment for the Developed Software. To the extent the payment of such monthly EDS charges constitutes only partial payment for the Developed Software or if there are specific express fees to be paid for Developed Software under an Authorization Letter and STK has only partially paid such fees, STK shall be entitled to receive the pro rata portion of the Developed Software represented by such partial payment.

(b)  EDS Development Tools. The term "EDS Development Tools" means all know-how,
--------------------------
     intellectual property, methodologies, processes, technologies, algorithms, software, or development tools used in performing the Services which:

(i)  are based on trade secrets or proprietary information of EDS,

(ii) are developed or created by or on behalf of EDS without reference to or use of the intellectual property of STK, or

(iii) are otherwise owned or licensed by EDS.

(c)  EDS Patentable  Developments.  The term "EDS Patentable Developments" shall
---------------------------------
     have the meaning set forth in Section 6.2(d)(v).

(d)  EDS Software.  The term "EDS  Software"  means any Software  that,  for any
-----------------
     Services to be performed under a particular Authorization Letter, is owned or developed by or on behalf of EDS before the particular Authorization Letter Services Commencement Date, or is acquired or developed by or on behalf of EDS after the particular Authorization Letter Services Commencement Date without reference to or use of the intellectual property of STK.

(e)  EDS-Vendor  Software.  The term  "EDS-Vendor  Software"  means any Software
-------------------------
     that, for any Services to be performed under a particular Authorization Letter, is proprietary to any party other than EDS or STK and is licensed to EDS. EDS Vendor Software does not include Third Party Software.

(f)  Other  Deliverables.  The term "Other  Deliverables"  means those  tangible
------------------------
     (including without limitation hard copy and electronic forms), viewable items (other than Software) that are developed and delivered by EDS under this Agreement and the applicable Authorization Letter, and paid for by STK. Examples of Other Deliverables are assessments, reports, manuals, charts, checklists, system design or site layouts, flow charts and other documentation.

     Unless there are specific express fees to be paid for particular Other Deliverables pursuant to an Authorization Letter, the payment by STK of the monthly EDS charges shall be deemed payment for the Other Deliverables. To the extent the payment of such monthly EDS charges constitutes only partial payment for the Other Deliverables or if there are specific express fees to be paid for Other Deliverables under an Authorization Letter and STK has only partially paid such fees, STK shall be entitled to receive the pro rata portion of the Other Deliverables represented by such partial payment.

(g)  Patentable Developments.  The term "Patentable Developments" shall mean all
----------------------------
     inventions, discoveries, or improvements that are first conceived, reduced to practice, originated, or developed pursuant to this Agreement.

(h)  Residual Knowledge. The term "Residual Knowledge" means:
-----------------------

(i) with respect to EDS, the ideas, concepts, methodologies, processes and know-how which are developed or created by EDS in the course of performing the Services and may be retained by EDS' employees in intangible form (i.e., in the employee's memory, not in an electronic form such as computer memory), and

(ii) with respect to STK, the ideas, concepts, methodologies, processes and know-how which are learned by STK from EDS or its subcontractors while EDS and its subcontractors are in the course of performing the Services and may be retained by STK' employees in intangible form (i.e., in the employee's memory, not in an electronic form such as computer memory).

(i)  Software. The term "Software" means computer programs,  together with input
-------------
     and output formats, source and object codes, interpreted code, program listings, data models, flow charts, outlines, narrative descriptions, operating instructions and supporting documentation, and includes the tangible media upon which such programs and documentation are recorded, including all authorized reproductions of such programs. Except as otherwise expressly provided in this Agreement or the applicable
     Authorization Letter, Software includes any corrections, enhancements, translations, modifications, updates, new releases, new versions and other changes (collectively, "Software Changes").

(j)  STK Application. The term "STK Application" means an STK patent application
--------------------
     for an STK Patentable Development.

(k)  STK Field of Use.  STK Field of Use is defined in Section 6.2(d)(ii) below.
---------------------

(l)  STK Software.  The term "STK  Software"  means any Software that, as to any
-----------------
     Services to be performed under a particular Authorization Letter, is owned or developed by or on behalf of STK before the particular Authorization Letter Services Commencement Date, or is acquired or developed by or on behalf of STK (other than by EDS) after the particular Authorization Letter Services Commencement Date without reference to or use of the intellectual property of EDS.

(m)  STK Patent.  The term "STK Patent" means an STK patent in an STK Patentable
---------------
Development.

(n)  STK Patentable  Developments.  The term "STK Patentable Developments" shall
---------------------------------
     have the meaning set forth in Section 6.2(d)(iii).

(o)  STK-Vendor  Software.  The term  "STK-Vendor  Software"  means any Software
-------------------------
     that, as to any Services to be performed under a particular Authorization Letter, is proprietary to any party other than STK or EDS and is licensed to STK.

(p)  Knowledge Holders. The term "Knowledge Holders" shall mean the specific New
----------------------
     EDS Employees identified in the applicable Authorization Letter. The Parties acknowledge that the Knowledge Holders have unique knowledge and understanding of STK business needs, processes, and data that make them essential to the understanding of STK application requirements and the successful design of new or enhanced Software applications.

6.2  Ownership
     ---------

(a)  EDS Software; EDS Vendor Software.
--------------------------------------

(i)  EDS Software  Ownership.  All EDS Software,  including all Software Changes
     -----------------------
     made thereto, will be and remain EDS' property, and, except for the licenses granted to STK by EDS as set forth in this Agreement or any Authorization Letter, STK will have no rights or interest therein.

(ii) EDS-Vendor Software  Ownership.  All EDS-Vendor Software will be and remain
     ------------------------------
     the property of the applicable third party vendor(s), and, as between EDS and STK, any Software Changes made by EDS thereto will be owned by EDS. EDS will obtain all consents necessary to permit EDS (and any subcontractors of EDS engaged in accordance with this Agreement or any Authorization Letter and, as applicable, STK and its subcontractors and outsourcers) to access the EDS-Vendor Software in connection with the performance of the Services and will pay all costs and expenses associated therewith.

(iii) License from EDS to STK for EDS Software and EDS Vendor Software.
      ----------------------------------------------------------------

(1) EDS hereby grants to STK a perpetual, royalty-free, nontransferable, nonexclusive license to use, copy, display, perform, modify, maintain, enhance, and create derivative works, sublicense (or, as applicable, grant access rights) to subcontractors and outsourcers, after the earlier of the beginning of Transition/Termination Assistance or the expiration date or the effective date of termination of the applicable Authorization Letter, the object or interpreted code forms and any existing source code form of any software programs, including existing documentation, of the EDS Software and the EDS-Vendor Software (if any and to the extent transferable) then being used by EDS in performing the Services or licensed by or on behalf of EDS to STK (other than those items of EDS Software and EDS Vendor Software being used solely at one or more EDS data centers as part of the Services,) solely for the purpose of STK (including its subcontractors and outsourcers) performing the services previously performed by EDS hereunder (the "Licensed Programs").

(2) At no additional cost, EDS will provide reasonable amounts of telephone and email support and assistance to STK for the Licensed Programs at an engineering level (not help desk support for end-users). Notwithstanding anything to the contrary in this Agreement or any Authorization Letter, such license will not include the right to use any Software Changes with respect to the EDS Software other than those in use at the time the license is granted, nor shall EDS be obligated to maintain or update the Licensed Programs.

(3) The parties agree and acknowledge that the terms and conditions of any licenses for Third Party Software (which excludes EDS Vendor Software), licensed by STK from a third party with the assistance of EDS are separate and distinct from the foregoing license terms and such separate terms and conditions shall govern the use of such Third Party Software during the Term and thereafter.

(b)  STK Software  Ownership.  All STK Software,  excluding any Software Changes
----------------------------
     made by EDS thereto as part of the Services (which will be Developed Software and will be owned as set forth in Sections 6.2(d) and/or 6.2(e), as appropriate), will be and remain STK's property. The STK Software will be made available to EDS in such form and on such media as EDS may reasonably request, together with appropriate documentation. EDS shall use such STK Software solely for the purpose of performing the Services for STK.

(c)  STK-Vendor Software Ownership.
----------------------------------

(i) All STK-Vendor Software, excluding any Software Changes made by EDS thereto as part of the Services (which will be Developed Software and, subject to any STK-Vendor rights or restrictions, will be owned as set forth in Sections 6.2(d) and/or 6.2(e), as appropriate), will be and remain the property of the applicable third party vendor(s). The STK-Vendor Software will be made available to EDS in such form and on such media as EDS may reasonably request. EDS shall use such STK-Vendor Software solely for the purpose of performing the Services for STK.

(ii) STK will use Commerically Reasonable Efforts to obtain, within six (6) months following the Agreement Effective Date, all consents necessary to permit EDS (and any subcontractors of EDS engaged in accordance with this Agreement or any Authorization Letter) to access the STK-Vendor Software solely for purposes of performing the Services and will pay all costs and expenses associated therewith. In the event STK is unable to obtain such consents or for the period STK does not obtain such consent, EDS will be relieved of the performance of the Services and the related Service Levels to the extent the failure to obtain such consent or delay in obtaining such consent directly impacts such performance or Service Levels. EDS agrees to comply with the terms and conditions of the applicable license and support agreements between STK and the STK Vendor with respect to each item of STK-Vendor Software.

(d)  Patentable Developments.
     -----------------------

(i) STK shall own all patent rights in any Patentable Developments which are created by Knowledge Holders, provided:

(1)  such Knowledge Holder:

(a) conceives the Patentable Developments within five (5) years after the Services Commencement Date of the applicable Authorization Letter, and

(b) is an employee of EDS working on the STK account when such Knowledge Holder conceives the Patentable Development; and

(2) such Patentable Developments are, become, or are likely to become used in STK products (including without limitation hardware, web sites, Software, and Other Deliverables) which are sold, licensed, or made accessible, by or on behalf of STK, in the commercial market to third parties in the ordinary course of STK business ("STK Product").

     EDS agrees it will not shift the employment of any Knowledge Holder to a subcontractor of EDS or move any Knowledge Holder to another account for purposes of avoiding the provisions of Section 6.2(d)(i)(1).

(ii) STK shall own all patent rights in any Patentable Developments which are created in whole or in part by employees of EDS or its subcontractors working on the STK account, which Patentable Developments are within the STK Field of Use. [CONFIDENTIAL INFORMATION DELETED]

(iii)"STK Patentable Developments" are the Patentable Developments specified in Sections 6.2(d)(i), and (ii), above.

(iv) For any STK Patentable Developments, STK hereby grants to EDS a royalty free, perpetual, non-exclusive, worldwide license to use, make, sell, offer to sell, lease, have used, have made, have sold, and have leased, under any STK Patent or STK Application, used by EDS in the course of EDS' business, either internally or for others, as a service bureau or otherwise, only to provide services, including, without limitation, design services, installation services, implementation services, provision services, operation services, improvement services, maintenance services and management services, for data storage and networking systems. The license granted in this Section 6.2(d)(iv), however, shall not be considered a license to EDS to use, make, sell, offer to sell, lease, have used, have made, have sold, and have leased, any hardware or Software, except where such Software is developed by EDS in the course of performing programming services to implement the functional specifications required by a customer other than STK. The license granted in this Subsection 6.2(d)(iv) is subject to the provisions of Section 7.5.

(v) Other than the STK Patentable Developments, EDS shall own all patent rights in any Patentable Developments developed by EDS without reference to or use of STK intellectual property (the "EDS Patentable Developments"). EDS hereby grants to STK a royalty free, perpetual, non-exclusive, worldwide license to use, make, sell, offer to sell, lease, have used, have made, have sold, and have leased, under the EDS Patentable Developments:

(1)  in order to receive and use the Services,

(2)  for STK's own internal purposes, and

(3)  in providing STK products and services to third parties.

(vi) Processes Regarding STK Applications and STK Patents.

(1) EDS and its employees, subcontractors, and agents shall make reasonable efforts to document any STK Patentable Developments. EDS shall provide to STK the invention disclosures which EDS receives and which are in the STK Field of Use. At the request of STK, EDS will provide reasonable assistance to STK in identifying STK Patentable Developments, provided that, for EDS employees, subcontractors, and agents who are or may be inventors of STK Patentable Developments, such assistance shall be subject to the six (6) hour limitation in Section 6.2(d)(vi)(5) below. If EDS wants attorneys to participate in invention reviews, such attorneys' fees and expense will be at EDS' expense. EDS shall create the kind of documentation for the STK Patentable Developments that EDS typically creates in the ordinary course of business and shall not in bad faith intentionally conceal an invention from STK.

(2) EDS employees, subcontractors, and agents who are inventors of STK Patentable Developments and who remain under the control of EDS shall participate in one or more interviews for purposes of preparation of an STK Application and for purposes of reviewing an STK Application for filing. EDS will take commercially reasonable efforts to request all EDS employees, subcontractors, and agents who are inventors of such STK Patentable Developments to, where proper, execute a declaration and power of attorney as required by the United States Patent and Trademark Office and an invention assignment document, assigning to STK all right, title, and interest in and to the STK Patentable Developments, provided that the refusal of such EDS employees, subcontractors, or agents to do so shall not constitute a breach of this Agreement. EDS agrees to execute an assignment to STK assigning all right title and interest in and to such STK Patentable Developments. EDS employees, subcontractors, and agents who are inventors of STK Patentable Developments shall provide any additional assistance or perform any other act in connection with any STK Application or STK Patent as reasonably requested by STK, provided such assistance shall be subject to the limitations of Section 6.2(d)(vi)(5), below.

(3) In no case shall any STK Application include, without permission of EDS, any EDS Confidential Information, developed without reference to or use of the intellectual property of STK. In no case shall any STK Patentable Development, without permission of EDS, include any information licensed to EDS by any third party. If an STK Application is accidentally filed containing such prohibited information, then, upon notice by EDS prior to issuance of an STK Application or the publication thereof, STK shall remove this information or file a continuing STK Application which deletes such information.

(4) STK shall have sole control in obtaining and maintaining patent, utility model, or similar protection for STK Patentable Developments, including whether to seek patent, utility model or similar protection. STK shall pay all costs and expenses relating to the STK Applications and STK Patents, including but not limited to attorneys' fees, patent draftsman fees, filing fees, issue fees, maintenance fees, fees paid for any purpose to any patent office, annuities, and taxes.

(5) EDS shall cause EDS employees, subcontractors, and agents who are inventors of an STK Patentable Development to provide up to six (6) hours of time in support of each STK Application at no additional charge. STK will pay EDS, on a time and materials basis for all acts/assistance beyond the six (6) hours set out above related to the preparation, filing, and prosecution of the STK Applications at the personnel rates set forth in the applicable Authorization Letter.

(6) EDS shall have no duty to submit prior art in the form of an information disclosure statement for any STK Application, provided, however, EDS shall cause such inventors to disclose to STK all prior art related to STK Applications of which such inventors are aware or become aware at any time, but EDS shall otherwise have no duty to do a prior art search with respect to such STK Application. EDS shall not submit to any third party, including but not limited to the US Patent Office, any prior art with respect to any STK Application, unless EDS notifies STK of such submission and identifies such prior art no later than the date of such submission.

(7) Other than as expressly set forth herein, EDS shall have no duty to provide any assistance or information of any kind to STK after the filing of an STK Application.

(8) In the event of any assignment of an STK Patent or STK Application, then such assignment must be made subject to the license granted to EDS under
     Section  6.2(d)(iv),  and STK will  notify EDS of such  assignment.  If STK chooses to abandon any STK Application or STK Patent, then STK shall provide notice of the same in writing to EDS and EDS shall have fourteen
     (14) days to decide whether to accept assignment from STK of such STK Application or STK Patent. If EDS elects to accept assignment, then STK agrees to assign the same to EDS, including the right to sue for past infringement, and EDS shall assume full responsibility for such STK Application and STK Patent, including responsibility for all costs or expenses associated therewith on a going-forward basis. Upon such assignment, then EDS hereby grants to STK the license set forth in Section 6.2(d)(v) as to such assigned STK Application or STK Patent.

(9) If STK grants an exclusive license of a STK Patent or STK Application, then such exclusive license must be granted subject to the license granted to EDS in Section 6.2(d)(iv) of this Agreement.

(10) EDS shall have no liability of any kind to STK or any third party for any act that invalidates, makes unenforceable, or contributes to the invalidation of or making unenforceable any STK Patent (or portion thereof) or prevents any STK Application (or portion thereof) from maturing into an STK Patent, provided that EDS shall not take any action for the sole purpose of invalidating or making unenforceable any STK Patent or preventing any STK Application (or portion thereof) from maturing into an STK Patent.

(11) EDS shall have no duty to cooperate in the enforcement of any STK Patent or in any proceeding related to any STK Application or STK Patent, if such cooperation, in the sole reasonable discretion of EDS, would interfere or have the potential to interfere with a business relationship between EDS and its affiliates and a supplier, customer, or prospective supplier or customer, whether direct of indirect. If EDS has a duty to cooperate under the preceding sentence, then EDS shall provide commercially reasonable cooperation under the terms of this Section 6.2(d)(vi)(11).

(e) Copyrights and Trade Secrets in Developed Software and Other Deliverables.
-----------------------------------------------------------------------------

(i) STK will own the copyrights and trade secrets in and to all Developed Software and Other Deliverables.

(ii) STK  hereby  grants  to EDS  (and  any  subcontractors  of EDS  engaged  in accordance with this Agreement or any Authorization Letters) a royalty-free, nontransferable, nonexclusive license under STK's copyrights and trades secrets, during the term of any applicable Authorization Letter, to use, copy, maintain, modify, enhance and create derivative works of the Developed Software or Other Deliverables solely to provide the Services to STK.

(iii)If any EDS Software or EDS Development Tools used in developing, modifying or enhancing the Developed Software or Other Deliverables hereunder or under the applicable Authorization Letter are embedded in such Developed Software or Other Deliverables, then EDS hereby grants to STK a perpetual (subject to compliance with this sentence), royalty-free, nontransferable, nonexclusive license to use, sublicense, copy, display, perform, maintain, modify, enhance and create derivatives works of such embedded EDS Software and EDS Development Tools solely in connection with STK's internal use and internal and external exploitation (including within an STK Product) of such Developed Software or Other Deliverables and provided such EDS Software and EDS Development Tools remain embedded in such Developed Software or Other Deliverables and are not separated therefrom.

(iv) All Developed Software and Other Deliverables, originated or prepared by or on behalf of EDS (either solely or jointly with others) in contemplation of, or in the course of, or as a result of, Services performed hereunder, shall be promptly furnished to STK.

(v) All Developed Software and Other Deliverables shall be deemed to be works for hire. To the extent that they may not, by operation of law, be works for hire, EDS hereby assigns to STK all copyrights and trade secrets in and to such Developed Software and Other Deliverables.

(vi) EDS will provide STK, upon expiration or termination of this Agreement or any Authorization Letter for any reason or upon STK's request, with sufficient documentation and source code (if such source code exists) to fully utilize all Developed Software and Other Deliverables, provided however, that EDS shall have no obligation to maintain or update such documentation or source code after expiration or termination of this Agreement, unless otherwise set forth in the applicable Authorization Letter.

(f)  EDS Development Tools.  Subject to the terms of Section 6.2(d) and (e), EDS
--------------------------
     will retain all right, title and interest in and to, and will be free to use, the EDS Development Tools.

(g)  Residual Knowledge.
-----------------------

(i) Subject to the terms of Section 6.2(d) and (e) and the confidentiality obligations set forth in Section 7.5 of this Agreement, each Party will be free to use the Residual Knowledge, provided such Party does not infringe or misappropriate the other Party's intellectual property rights in such Residual Knowledge.

(ii) The Parties acknowledge and agree that EDS' right, title and interest in and to the Residual Technology may constitute substantial rights in the technology developed as a result of the Services performed under this Agreement and all Authorization Letters.

6.3  No Implied  Licenses.  No licenses  will be deemed to have been  granted by
     --------------------
     either Party to any of its patents, trade secrets, trademarks or copyrights, except as otherwise expressly provided in this Agreement or the applicable Authorization Letter.

6.4  Recognition of Third Party Intellectual Property.  Nothing in or related to
     ------------------------------------------------
     this Agreement or any Authorization Letter will require EDS or STK or any of their respective subcontractors, consultants, or agents to violate or infringe the proprietary rights of any third party in any Software or otherwise. Without limiting the foregoing, EDS acknowledges the existence and its receipt and review of, and agrees to strictly comply with, STK's policy regarding compliance with third party proprietary rights in Software, data, and other materials.

6.5  Further  Assurances.  EDS and STK agree to execute and  deliver  such other
     -------------------
     instruments and documents as either Party reasonably and specifically requests in writing, to evidence or effect the transactions contemplated by this Article VI. The provisions of this Article VI will survive the expiration or termination of this Agreement and each Authorization Letter for any reason.


               Article VII. Data, Confidentiality and Audit Rights
                            --------------------------------------

7.1  Ownership of STK Data.  All STK Data shall remain the property of STK. EDS,
     ---------------------
     its employees, agents, subcontractors, and representatives shall not

(a) use STK Data other than in connection with providing the Services, as contemplated by and in accordance with this Agreement and the applicable Authorization Letter(s),

(b) with respect to STK Data, disclose to, sell to, assign to, lease to, license to, or otherwise provide to or permit access to or by third parties, or

(c)  directly or indirectly, commercially exploit STK Data.

7.2  Return of Data.
     --------------

(a) At no cost to STK, EDS shall, upon request by STK at any time, promptly provide to STK all or any requested portion of the STK Data, in the format and on the media in use as of the date of request or, at STK's option, in the format and on the media requested by STK.

(b) Upon request by STK at any time, EDS, its affiliates, officers, employees, agents, representatives and subcontractors promptly shall return to STK all copies of the STK Data (or such portion thereof requested by STK) in their possession and/or under their control and shall discontinue use of such STK Data. However, for a period of twelve (12) months after such request, EDS may retain archival tapes containing any portion of the requested STK Data and EDS shall use such archival tapes only for purposed of restoring other data contained on such tapes and, for a period of three (3) months after such request, as reasonably required to properly invoice STK for EDS' charges. Unless such STK request is predicated by a prior or threatened breach of this Agreement or any Authorization Letter(s) by EDS, any breach by EDS of this Agreement which is caused directly by EDS' lack of access to such STK Data pursuant to this Section 7.2 shall be excused, but only to the extent such breach would have been avoided if EDS had had access to such requested portion of the STK Data.

(c) To the extent the provisions of this Section 7.2 place more stringent obligations upon EDS and its subcontractors than the provisions of Section
     7.5 (Confidentiality), the provisions of this Section 7.2 shall control.

7.3  Security.
     --------

(a) During the Term, each Party will comply with the reasonable written security procedures that are in effect at the other Party's facilities. Unless otherwise specified in an Authorization Letter, the Parties will jointly develop security procedures for the Services within ninety (90) days after the Agreement Effective Date, or the applicable Authorization Letter Effective Date, as applicable.

(b)  Access to Attorney-Client Privileged Information and Attorney Work Product.
     --------------------------------------------------------------------------

(i) Because EDS personnel may, by nature of the Services, have the ability to defeat systems security provisions on devices specified in this Agreement or any Authorization Letter(s) containing both attorney-client privileged material or attorney work product, but such personnel have no need to actually access such data in order to perform Services, EDS covenants that, in addition to the other provisions of this Article VII, EDS shall inform STK whenever access is sought by EDS, its employees, or contractors to the data files on such devices if EDS has actual knowledge that it is seeking to access data that contains either attorney-client privileged material or attorney work product of STK. Except as required in its performance of the Services, EDS shall not, and EDS' employees and contractors shall not, access such STK Data, and EDS waives any claim that, as to EDS, STK, by any act contemplated or permitted under this Agreement, has waived any privileges to which it is otherwise entitled by virtue of the access required for performing the Services.

(ii) Because EDS personnel may, by the nature of the Services, have the ability to defeat systems security provisions on devices specified in this Agreement containing STK's financial data that, if utilized or disclosed could lead to violations of the applicable securities laws, EDS covenants that, in addition to the other provisions of this Article VII,

(1) except as otherwise required to perform the Services or otherwise expressly permitted by the provisions of this Agreement, neither EDS nor its employees or contractors shall access any STK financial data,

(2) neither EDS nor its employees or contractors shall disclose any STK financial data, and

(3) EDS employees and contractors who have access to STK financial data will comply with:

(a) applicable laws and regulations regarding the disclosure and use of such information, and

(b) policies and procedures which STK imposes upon the STK employees who have permitted access to such data.

7.4  Privacy Laws.
     ------------

(a) The Parties acknowledge that various laws and regulations around the world, including, without limitation, European Union Council Directive 95/46/EC, and its EU and national implementing legislation, regulations and rules (collectively, the "Privacy Laws"), may govern the processing of personal data that forms part of the STK Data under this Agreement. The Parties acknowledge and agree that in connection with processing of such personal data under this Agreement, STK shall remain the data controller and EDS shall remain a data processor, and that nothing in this Agreement or any Authorization Letter will restrict or limit in any way either party's respective rights or obligations as such data controller and data processor. As used herein, the terms "data controller", "data processor", "personal data", "process" and "processing", and terms comparable thereto, shall have the usages given thereto, or shall apply to the concepts and functions generally attributable thereto (if other terminology is used) under applicable Privacy Laws.

(b) STK and EDS, as data controller and data processor, respectively, each agrees to process personal data forming part of the STK Data under this Agreement in compliance with Privacy Laws applicable to their respective roles as such data controller and data processor, as such laws may be in effect from time to time during the term of this Agreement.

(c) In the event that applicable Privacy Laws change after the effective date of this Agreement, and such changes expand the scope of activities previously undertaken by EDS pursuant to section 7.4 hereof, then the provisions of section 1.7 of this Agreement shall apply.

7.5  Confidentiality.
     ---------------

(a)  Definitions
     -----------

(i) "Disclosing Party" means the Party furnishing Confidential Information and "Receiving Party" means the Party receiving the Confidential Information disclosed by the Disclosing Party.

(ii) "Confidential Information" means:

(1)  when EDS is the Disclosing Party:

(a)  whether or not marked confidential,

(i)  EDS Software, EDS Development Tools, EDS Patentable Developments;

(ii) information relating to its Software or hardware products or services, its research and development projects or plans; and

(iii)information relating to its business, policies, strategies, operations, finances, plans or opportunities, including the identity of, or particulars about, its clients or suppliers; and

(b) information marked or otherwise identified as confidential, restricted, secret or proprietary, including, without limiting the generality of the foregoing, information acquired by inspection or oral disclosure provided such information was identified as confidential at the time of disclosure or inspection and is confirmed in writing with ten (10) Business Days after the disclosure or inspection.

(2)  when STK is the Disclosing Party:

(a)  whether or not marked confidential,

(i) STK Data, STK Software, Developed Software, Other Deliverables, STK Patentable Developments;

(ii) information relating to its Software or hardware products or services, its research and development projects or plans; and

(iii)information relating to its business, policies, strategies, operations, finances, plans or opportunities, including the identity of, or particulars about, its clients or suppliers; and

(b) information marked or otherwise identified as confidential, restricted, secret or proprietary, including, without limiting the generality of the foregoing, information acquired by inspection or oral disclosure provided such information was identified as confidential at the time of disclosure or inspection and is confirmed in writing with ten (10) Business Days after the disclosure or inspection.

(3) Notwithstanding Sections (1) and (2), Confidential Information does not include information which the Receiving Party can establish:

(a) has become generally available to the public or commonly known in either Party's business (external to the Party) other than as a result of a breach by the Receiving Party of any obligation to the Disclosing Party;

(b) was known to the Receiving Party prior to disclosure to the Receiving Party by the Disclosing Party by reason other than having been previously disclosed in confidence to the Receiving Party;

(c) was disclosed to the Receiving Party on a non-confidential basis by a third party who did not owe an obligation of confidence to the Disclosing Party with respect to the disclosed information; or

(d) was independently developed by the Receiving Party without any recourse to any part of the Confidential Information.

(iii)"Confidential Materials" means the part of any tangible media upon or within which any part of the Confidential Information is recorded or reproduced in any form, excluding any storage device which forms a part of computer hardware.

(b)  Rights, Restrictions and Obligations of the Receiving Party
     -----------------------------------------------------------

(i) During the Term, unless otherwise specifically set forth in this Agreement or an Authorization Letter, the Receiving Party may:

(1) subject to the applicable licenses and other terms specified in this Agreement and/or any applicable Authorization Letter(s), disclose or permit access to Confidential Information received from the Disclosing Party only to its subcontractors, representatives, advisors, employees, officers and directors and Affiliates who have a need to know such information exclusively for the purpose of executing EDS' obligations or exercising EDS' rights under this Agreement, provided, however, that EDS is not permitted to disclose STK Confidential Information to any of the foregoing entities or individuals which/who are STK Competitors;

(2) reproduce and use the Confidential Information received from the Disclosing Party only as required to execute its obligations or exercise its rights under this Agreement, subject to the applicable licenses and other terms specified in this Agreement and/or any applicable Authorization Letter(s); and

(3) disclose Confidential Information as required by law, provided the Receiving Party gives the Disclosing Party prompt notice prior to such disclosure to allow the Disclosing Party to make a reasonable effort to obtain a protective order or otherwise protect the confidentiality of such information.

(ii) Except as otherwise specifically provided in this Agreement or any applicable Authorization Letter(s), during the Term and for a period of five (5) years after expiration or earlier termination hereof the Receiving Party, exercising the same degree of care that it takes to protect its own information of a similar nature, but in no event less than reasonable care, shall not

(1) disclose or permit access to, in whole or in part, any Confidential Information received directly or indirectly from the Disclosing Party; or

(2) sell, rent, lease, transfer, encumber, pledge, reproduce, publish, transmit, translate, modify, reverse engineer, compile, decompile, disassemble, license, distribute, or otherwise use the Confidential Information, in whole or in part.

(iii)For purposes of Section 7.5(b)(ii), reasonable care includes, without limiting the generality of the foregoing:

(1) informing its subcontractors, agents, representatives, advisors, directors, officers, employees and Affiliates and, where applicable, their directors, officers and employees, of the confidential nature of the Confidential Information and the terms of this Agreement, directing them to comply with these terms, and obtaining written acknowledgment in accordance with the terms of this Agreement and, if applicable, the Authorization Letters, from subcontractors and agents that they have been so informed and directed, and their written undertaking to abide by these terms; and

(2) notifying the Disclosing Party immediately upon discovery of any loss, unauthorized disclosure, access, or use of Confidential Information, or any other breach of this Section 7.5 by the Receiving Party, and assisting the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of the Confidential Information and to prevent further unauthorized disclosure, access, or use.

(iv) The Receiving Party acknowledges that:

(1) the Disclosing Party possesses and will continue to possess Confidential Information that has been created, discovered or developed by or on behalf of the Disclosing Party, or otherwise provided to the Disclosing Party by third parties, which information has commercial value and is not in the public domain;

(2) unauthorized use or disclosure of Confidential Information may cause injury not readily measurable in monetary damages, and therefore irreparable;

(3) in the event of an unauthorized use or disclosure of Confidential Information, the Disclosing Party may be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction;

(4) unless otherwise specifically set forth in this Agreement and/or any applicable Authorization Letter, the Disclosing Party and its licensors retain all right, title and interest in and to the Confidential Information, including without limiting the generality of the foregoing, title to all Confidential Materials regardless of whether provided by or on behalf of the Disclosing Party or created by the Receiving Party; and

(5) as between STK and EDS, any disclosure by the subcontractors, agents, representatives, advisors, directors, officers and employees and Affiliates of the Receiving Party and, where applicable, their directors, officers and employees shall be deemed to be disclosure by the Receiving Party and the Receiving Party shall be liable for any such disclosure as if the Receiving Party had disclosed the Confidential Information.

(c)  Rights and Remedies of the Disclosing Party
     -------------------------------------------

(i) Immediately upon the Disclosing Party's request, and at the expiration or earlier termination of this Agreement, the Receiving Party shall:

(1) return all Confidential Materials, including, without limitation, all originals, copies, reproductions and summaries of Confidential Information; and

(2) destroy all copies of Confidential Information in its possession, power or control, which are present on magnetic media, optical disk, volatile memory or other storage device, in a manner that assures the Confidential Information is rendered unrecoverable.

(ii) Upon completion of those tasks an authorized representative of the Receiving Party shall provide written confirmation to the Disclosing Party that the requirements of this Section have been complied with.

(d) Subject to more specific and stringent requirements specified in applicable Authorization Letters, EDS shall at all times during the Term have its employees providing Services to STK be parties to appropriate nondisclosure agreements. EDS will have complied with the immediately preceding sentence if such employees have executed and delivered the EDS standard employment agreement.

7.6  Recordkeeping and Audit Rights.
     ------------------------------

(a)  General.
     -------

(i)  Recordkeeping

(1) EDS shall maintain complete and accurate records of, and supporting documentation for,

(a) the amounts billed to and payments made by STK under this Agreement and any Authorization Letters and the charge back allocation, as specified in the monthly invoice, of such amounts and payments, and

(b)  Service Level compliance.

     EDS shall provide to STK, at STK's request, paper and electronic copies of documents and information reasonably necessary to verify EDS' compliance with this Agreement, in the format and on media reasonably requested by STK in advance of EDS' provision of such copies and information. The provisions of Section 7.6(a)(vi), below, shall not apply to this Section 7.6(a)(i)(1).

(2) EDS shall maintain records and supporting documentation of all financial and non-financial transactions under this Agreement sufficient to permit a complete audit thereof in accordance with this Section 7.6. Such records and supporting documentation shall be retained by EDS for the applicable time periods required by applicable laws, rules or regulations, and any special industry requirements identified by STK to EDS in writing and shall then be returned to STK.

(ii) EDS shall, at no additional cost to STK, provide to STK, STK's internal and external auditors, inspectors, regulators and such other representatives as STK may designate from time to time, access at reasonable times and after reasonable notice (unless circumstances reasonably preclude such notice) to

(1)  the parts of any facility at which EDS is providing the Services,

(2)  EDS personnel providing the Services,

(3)  the systems and Software providing the Services, and

(4)  all data and records relating to the Services,

     for the purpose of performing audits and inspections of STK and its business, to verify the integrity of STK Data, to examine the systems that process, store, support and transmit that data, to verify compliance with
     Section 7.5(c), to verify compliance with this Agreement and any/or the Authorization Letter(s) thereunder, and to examine EDS' charges and performance of the Services under this Agreement.

(iii)Any third party auditor or other representative of STK will be required to enter into a confidentiality agreement that is reasonably acceptable to EDS, provided that such confidentiality agreement shall not be more restrictive than the confidentiality provisions set forth in this Agreement. Any such third party auditor or representative of STK (other than STK's corporate auditors) may be denied access if EDS reasonably determines that such auditor or other representative is employed by a competitor of EDS.

(iv) The foregoing audit rights shall include, without limitation, and when applicable, audits

(1)  of practices and procedures,

(2)  of systems,

(3)  of general controls and security practices and procedures,

(4)  of data backup and restoration procedures,

(5) of the efficiency (in accordance with Section 1.15 (Benchmarking) of EDS in performing the Services,

(6)  record keeping,

(7)  of charges under this Agreement or Authorization Letters,

(8)  necessary to enable STK to meet applicable regulatory requirements, and

(9)  Service Level compliance.

(v) EDS shall provide reasonable cooperation to such auditors, inspectors, regulators and representatives, including the installation and operation of audit software and access to Monitoring Protocol; provided, however, that such audits and inspections shall not unreasonably interfere with EDS' performance of the Services hereunder.

(vi) Other than audits conducted or required by regulators, STK will limit its audits to one operational and one invoice audit in any annual period. Notwithstanding the foregoing, if STK has reason to suspect any malfeasance or dishonest acts on the part of EDS, or other significant or non-routine problems, STK shall be entitled to undertake such audit of EDS as STK reasonably deems appropriate upon reasonable notice to EDS and subject to the provisions of this Section.

(vii)If, in any audit, STK determines that material operational problems or financial issues exist, STK may conduct a follow-up audit. EDS shall respond promptly to any conclusions and recommendations reported as part of an audit and the applicable Authorization Letter Committee will establish and monitor EDS' schedule for implementation of such recommendations.

(b)  Audit of Payments.
     -----------------

(i) If an undisputed audit finding reveals that EDS has overcharged STK for Services performed under a particular Authorization Letter during the audited period EDS shall reimburse STK for such overpayment, and if such overcharge is an amount equal to or in excess of three percent (3%) of the payments made to EDS during the last twelve-month period for such Authorization Letter, EDS shall reimburse STK for the cost of the audit. EDS shall pay such amounts to STK within thirty (30) days after STK's written request.

(ii) If an undisputed audit finding reveals that EDS has undercharged STK for Services during the audited period for a particular Authorization Letter, STK shall pay such amount to EDS within thirty (30) days after EDS' written request.

(c) Survival. This Section 7.6 shall survive the expiration or earlier termination of the Term and shall continue to the fifth (5th) anniversary of the last day EDS provides any Termination/Expiration Assistance.


                             Article VIII. Payments
                                           --------

8.1  Charges for Services.
     --------------------

(a)  In consideration for the performance of the Services, STK will pay to EDS:

(i)  the undisputed charges set forth in each Authorization Letter, plus

(ii) the undisputed taxes to be paid by STK pursuant to this Agreement;

     provided, however, that disputed charges and taxes shall be handled in compliance with Sections 8.5(b) and (c) of this Agreement.

(b) Unless otherwise expressly provided in an Authorization Letter with respect to the charges to be paid thereunder, EDS will invoice STK for such charges on a monthly basis in arrears (not later than the fifth day of each such month), with each invoice setting forth the charges related to the previous month. EDS either will include on each such invoice, or will bill STK separately for, the taxes for which STK is responsible hereunder.

8.2  Travel and Travel-Related Expenses.
     ----------------------------------

(a) Unless otherwise expressly provided in the applicable Authorization Letter, EDS will pay all of the travel and travel-related expenses incurred by EDS.

(b) If specifically provided in the applicable Authorization Letter and subject to STK's prior written approval of such expenses in each instance, STK will pay, or reimburse EDS for, the reasonable travel and travel-related expenses incurred by EDS, in accordance with STK's standard travel reimbursement guidelines, in the course of EDS' performance of its obligations under such Authorization Letter. EDS acknowledges that STK has provided EDS with access to an electronic copy of such reimbursement guidelines as in effect on the Agreement Effective Date. STK will provide access to such electronic guidelines during the Term and EDS shall be responsible for monitoring such guidelines as they change over time. At STK's option, STK may book directly, at STK's expense, any or all travel arrangements with airlines, hotels and rental cars for EDS personnel and EDS will cause its personnel to cooperate with STK or its designated travel agent. For those travel and travel-related expenses that are initially paid for by EDS and are subject to reimbursement by STK, EDS will invoice STK separately for all such expenses, which invoice will be sent by EDS to STK after EDS incurs such expenses and will contain an itemized listing of the applicable expenses which is acceptable to STK.

8.3  Other Out-of-Pocket Expenses.
     ----------------------------

(a) Unless otherwise expressly provided in the applicable Authorization Letter, EDS will pay all out-of-pocket expenses incurred by EDS.

(b) If specifically provided in the applicable Authorization Letter and subject to STK's prior written approval of such expenses in each instance, STK will pay, or reimburse EDS for, the reasonable out-of-pocket expenses, other than travel and travel-related expenses covered by Section 8.2, incurred by EDS, in accordance with STK's standard, applicable reimbursement guidelines, in with the course of EDS' performance of its obligations under such Authorization Letter. EDS will invoice STK separately for all such out-of-pocket expenses, which invoice will be sent by EDS to STK after EDS incurs such expenses and will contain an itemized listing of the applicable expenses which is acceptable to STK.

8.4  Adjustment  to  Charges.  Unless  otherwise  specifically  set forth in the
     -----------------------
     applicable Authorization Letter, charges and fees payable by STK under this Agreement and all Authorizations Letters shall not be subject to increases.

8.5  Time of Payment; Disputed Amounts.
     ---------------------------------

(a) Unless otherwise expressly provided in an Authorization Letter with respect to the charges to be paid thereunder, any sum due a Party pursuant to this Agreement or any Authorization Letter for which the time of payment is not otherwise specified shall be due and payable thirty (30) days after the date that the payer Party receives the other Party's invoice. Unless otherwise expressly provided in an Authorization Letter, all periodic charges under this Agreement or any Authorization Letter shall be computed on a calendar month basis and shall be prorated for any partial month. If either Party should receive a refund, credit or other rebate for goods or services paid for by the other Party, the recipient of such refund, credit or rebate shall promptly notify the other Party and shall pay such amount to such other Party.

(b) If either Party disputes in good faith any portion of an invoice, the disputing Party shall pay the undisputed dollar amount of such invoice when due and may, at its option, but subject to the provisions of Section 8.5(c), withhold the disputed portion pending resolution of the dispute by mutual agreement or pursuant to Article IX (Dispute Resolution). If the disputing Party withholds any payment pursuant to this Section 8.5(b), the disputing Party shall notify the other party of the basis for such withholding in accordance with Section 12.9 (Notices).

(c) With respect to each Authorization Letter, in the event that the aggregate amount in dispute for such Authorization Letter exceeds $200,000, then pending resolution of the dispute, the disputing Party will pay all disputed amounts in excess of $200,000 for such Authorization Letter into an interest bearing escrow account with an independent third party escrow agent reasonably acceptable to the other Party. The mediator, arbitrator or court, as the case may be, will make the determination regarding distribution of such deposited amounts plus interest. If the disputing Party fails to escrow disputed payments as required by this Section 8.5(c), the other Party may apply to any court of competent jurisdiction to seek injunctive relief for such failure and will have the right to terminate this Agreement in accordance with Section 10.1(b).

(d)  Interest.

(i) Any sum or credit due either Party under this Agreement or any Authorization Letter that is not paid or granted thirty (30) days after the date otherwise due, shall thereafter bear interest until paid or applied, as the case may be, at a rate of interest equal to the lesser of

(1) the then-current prime rate established from time to time by Citibank of New York, plus 2%, or

(2)  the maximum rate of interest allowed by applicable law.

(ii) No interest shall be due under Section 8.5(d)(i) with respect to disputed amounts which are handled in compliance with Section 8.5(b) and 8.5(c).

(e) Within sixty (60) days after the Agreement Effective Date the Parties agree to negotiate in good faith an escrow agreement to establish the escrow contemplated by this Article VIII.

8.6  Taxes.
     -----

(a) Unless STK provides EDS with a valid and applicable exemption certificate, and to the extent that EDS is required by law to collect sales, use, gross receipts, or other transaction type taxes (herein referred to as "Taxes") from STK on any sum payable hereunder, then EDS shall timely remit such taxes to the appropriate taxing jurisdiction. EDS shall only collect Taxes that are required by law and will reimburse STK for any amounts collected that are not required by law or that are otherwise not remitted to such taxing jurisdiction. Taxes shall be separately stated on the invoice by jurisdiction. Non taxable and taxable Services shall be documented separately and by the applicable jurisdiction.

(b) Where permissible, the Parties shall work together in the minimization of Taxes. The Parties understand that, for state and local sales and use tax purposes, the amounts payable under this Agreement and all Authorization Letters may be audited by the applicable taxing authority, and the Parties shall cooperate to minimize any assessments.

(c) STK shall indemnify and hold harmless EDS from and against any and all Taxes that STK is responsible to pay, or is liable for. STK shall not be liable for any penalties, interest, fees, or other expenses, if any, incurred by EDS as the result of any such Taxes not being paid at the time or in the manner required by applicable law. In the event of an assessment of Taxes, STK shall pay or reimburse EDS for such assessed Taxes, provided, however, that STK shall have the right to appeal such assessment, and EDS shall cooperate accordingly, provided, however, that STK shall pay pre-authorized and reasonable third party fees if applicable. EDS reserves the right to settle and pay such assessment without notification to or approval by STK, provided, however, that in such event EDS cannot seek relief from STK for such assessment. In the event that STK provides EDS with a certificate that is deemed to be invalid by the applicable taxing authority, then STK shall be required to pay tax, penalty and interest assessed related to such invalid certificate.

8.7  EDS   Financial   Obligations.   In   addition   to  any  other   financial
     -----------------------------
     responsibilities of EDS contemplated by this Agreement and each Authorization Letter, EDS will pay all costs and expenses related toeach item that is to be provided by EDS pursuant to this Agreement and each Authorization Letter.


            Article IX. Dispute Escalation, Mediation and Arbitration
                        ---------------------------------------------

9.1  General. Any dispute or controversy between the parties with respect to the
     -------
     interpretation or application of any provision of this Agreement, any Authorization Letter or the performance by EDS or STK of their respective obligations shall be resolved as provided in this Article IX.

9.2  Informal Dispute Resolution
     ---------------------------

(a) The Parties shall, by mutual agreement, attempt to resolve their dispute informally in the following manner:

(i) Either Party may submit the dispute to the applicable Authorization Letter Committee, which shall meet as often as the Parties reasonably deem necessary to gather and analyze any information relevant to the resolution of the dispute. The applicable Authorization Letter Committee shall negotiate in good faith in an effort to resolve the dispute.

(ii) If the applicable Authorization Letter Committee determines in good faith that resolution through continued discussions by such Authorization Letter Committee does not appear likely, the matter shall be referred to the Relationship Committee to negotiate a resolution of the dispute.

(iii)During the course of negotiations, all reasonable requests made by one Party to the other for non-privileged information, reasonably related to the dispute, shall be honored in order that each of the Parties may be fully advised of the other's position.

(iv) The specific format for the discussions shall be determined at the discretion of the applicable Authorization Letter Committee or the Relationship Committee, but may include the preparation of agreed upon statements of fact or written statements of position.

(b)  For all or a specified class of disputes, an Authorization Letter may:

(i)  substitute  a  dispute  resolution  process  for the  process  set forth in
     Section 9.2(a)

(ii) impose a dispute resolution process in addition to the process set forth in
     Section 9.2(a).

(c) Proposals, statements of fact, statements of position, and other information exchanged during the informal proceedings described in this Article between the Parties shall be privileged, confidential and without prejudice to a Party's legal position in any formal proceedings, unless such information is otherwise known or otherwise subject to disclosure under this Agreement or an Authorization Letter. All such proposals and information, as well as any conduct during such proceedings, shall be considered settlement discussions and proposals, and shall be inadmissible in any subsequent proceedings.

(d) Notwithstanding this Section, neither Party may commence formal dispute resolution proceedings pursuant to Section 9.3 (Arbitration) without first observing the procedures set forth in this Section 9.2. If the Parties are unable to resolve their dispute:

(i) within thirty (30) days, after the commencement of such informal dispute resolution process, or

(ii) by another mutually agreeable date documented in writing,

then the Parties shall be deemed to have exhausted this Section 9.2.

9.3  Arbitration
     -----------

(a) Except as set forth in clause (g) below, any dispute or controversy between the parties with respect to the interpretation or application of any provision of this Agreement, any Authorization Letter or the performance by EDS or STK of their respective obligations, including any controversy regarding the arbitrability of any dispute, shall be settled at the request of either Party by binding arbitration in Denver, Colorado before and in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association (the "Rules").

(b) In any dispute in which the amount in controversy is less than Two Hundred Thousand Dollars ($200,000), there shall be one (1) arbitrator agreed to by the Parties or, if the Parties are unable to agree within thirty (30) days after demand for arbitration is made, selected in accordance with the Rules.

(c) In all other cases there shall be three (3) arbitrators, one (1) of whom shall be selected by STK within thirty (30) days after demand for arbitration is made, one (1) of whom shall be selected by EDS within thirty
     (30) days after demand for arbitration is made, and one (1) of whom shall be selected by the two Party-appointed arbitrators within thirty (30) days after their selection.

(d) If one or more arbitrator(s) is not selected within the time period stated in the preceding sentence, such arbitrator(s) shall be selected pursuant to Rule 13 of the Rules (or the then-current, applicable Rule).

(e) Unless otherwise agreed by the Parties, all arbitrator(s) shall have at least ten (10) years of experience in complex, commercial technology engagements in the area that is generally the same as the technology issue that is the subject of the dispute.

(f) Each Party shall pay its own attorneys' fees and one-half (1/2) of the arbritators' fees, subject to final apportionment by the arbitrators. The arbitrators shall apply the law set forth herein to govern this Agreement and applicable Authorization Letters and shall have the power to award any remedy available at law; provided, however, that the arbitrators shall have no power to amend this Agreement or any Authorization Letters. Any award rendered pursuant to such arbitration shall be final and binding on the Parties, and judgment on such award may be entered in any court having jurisdiction thereof.

(g) Notwithstanding Sections 9.2 and 9.3(a)-(f), inclusive, above, either Party may request a court of competent jurisdiction to grant equitable relief to such Party until an arbitrator can render an award on the matter in question and such award can be confirmed by a court having jurisdiction thereof.

9.4  Continued  Performance.  Subject  to the terms and  conditions  of  Section
     ----------------------
     8.5(b) and (c), both parties shall continue performing their respective obligations and responsibilities under this Agreement and the Authorization Letters while any dispute is being resolved in accordance with this Article, unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement or the applicable Authorization Letter.

9.5  Applicable Law. All questions  concerning the validity,  interpretation and
     --------------
     performance of this Agreement shall be governed by and decided in accordance with the laws of the State of Colorado, as such laws are applied to contracts between Colorado residents that are entered into and performed entirely with the State of Colorado.

9.6  Jurisdiction  and Venue.  Subject to the  provisions  of Section  9.3,  the
     -----------------------
     Parties hereby submit and consent to the exclusive jurisdiction of any state or federal court located within the State of Colorado and irrevocably agree that all permitted actions or proceedings relating to this Agreement and any Authorization Letter, other than any action or proceeding required by this Article to be submitted to arbitration, shall be litigated in such courts, and each of the Parties waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in such court. Nothing in this Section shall affect the obligation of the Parties with respect to the arbitration of disputes pursuant to Section 9.3.

9.7  Charges  and  Costs.  Unless  otherwise  set  forth  in this  Agreement  or
     -------------------
     otherwise determined by a court of competent jurisdiction, in any legal action, each Party shall pay its own attorneys' fees, expert witness fees, and other ordinary and necessary costs of litigation. Such costs include, without limitation, costs of any legal proceedings brought to enforce a judgment or decree.

9.8  Equitable  Remedies.  The Parties  agree that in the event of any breach or
     -------------------
     threatened breach of any provision of this Agreement concerning (i) Confidential Information, or (ii) intellectual property rights, money damages may be an inadequate remedy. Accordingly, such provisions may be enforced by the preliminary injunction or other equitable order of a court of competent jurisdiction pending resolution of the dispute pursuant to Sections 9.2 and 9.3.


                             Article X. Termination
                                        -----------

10.1 Termination for Material Default; Termination for Non-Payment
     -------------------------------------------------------------

(a) Except for a default in payments, which will be governed by Section 10.1(b) below, either Party shall have the option, but not the obligation, to terminate for material default:

(i) this Agreement (if the material default by the other Party occurs as a breach of the terms of the body of this Agreement), and/or

(ii) any Authorization Letter (if the material default by the other Party occurs as a breach of the terms of this Agreement or such Authorization Letter)

     provided:
     --------

(x)  with respect to a curable  material  default which is curable within thirty

     (30) days, such material default is not cured by the breaching Party within thirty (30) days after the date on which the non-breaching Party provides written notice of such material default, in accordance with Section 12.9;

(y) with respect to a curable material default which is not curable within thirty (30) days,

(1) if, within ten (10) Business Days after the date on which the non-breaching Party provides written notice of such material default, in accordance with
     Section 12.9, the breaching Party has submitted to the non-breaching Party a reasonable timeframe for curing such material default and, such material default is not cured within that reasonable timeframe, or

(2) if, at the end of ten (10) Business Days after the date on which the non-breaching Party provides written notice of such material default, in accordance with Section 12.9, the breaching Party has not submitted to the non-breaching Party a reasonable timeframe for curing such material default, or

(z) the material default is not curable, immediately when the non-breaching Party provides written notice of such material default, in accordance with
     Section 12.9.

(b) Either Party shall have the option, but not the obligation, to terminate this Agreement (if the material default occurs as a breach of the terms of the body of this Agreement) or any applicable Authorization Letter (if the material default occurs as a breach of the terms of this Agreement or such Authorization Letter) if the other Party ("Payer") fails to pay when due amounts which Payer owes to the first Party ("Payee") under this Agreement or any Authorization Letter and Payer fails to cure such failure within thirty (30) days after receipt from Payee of written notice specifically stating that Payee is exercising its rights under this Section 10.1(b); provided, however, that Payee shall not have the option to terminate this Agreement for a failure of Payer to pay Payee amounts due once such failure has been cured by Payer in accordance with this Section 10.1(b). With respect to amounts due under this Agreement or an Authorization Letter which are in dispute, the Payee shall not have the right to terminate this Agreement or any Authorization if the Payer is in compliance with the provisions of Section 8.5(b) and (c).

(c) If STK terminates this Agreement and/or any/all Authorization Letters pursuant to Section 10.1(a) or 10.1(b), then no Termination Fees will be payable by STK as to this Agreement or the particular Authorization Letter(s) so terminated.

10.2 Termination  of Dormant  Agreement.  If at any time during the term of this
     ----------------------------------
     Agreement there are no Authorization Letters with an unexpired term and no Authorization Letters have been entered into by the Parties during the prior 12-month period, either Party may terminate this Agreement by giving at least 30 days' prior written notice to the other Party and no Termination Fees will be payable by STK.

10.3 Termination  for   Convenience.   If  applicable  and   appropriate,   each
     ------------------------------
     Authorization Letter will contain provisions pursuant to which STK shall have the option, but not the obligation, to terminate such Authorization Letter for its convenience. For each Authorization Letter, STK may exercise its termination option by delivering to EDS written notice of such termination, in accordance with Section 12.9, identifying the termination date (which shall be at least one hundred and eighty (180) days after the deemed delivered date of such notice), and STK shall pay to EDS the applicable termination fee, if any, set forth in the applicable Authorization Letter (the "Termination Fee"). In connection with any such termination,

(a)  STK shall have no liability to EDS for amounts in excess of:

(i) the charges or fees specified in the respective Authorization Letter for Services through the effective date of termination, and

(ii) the applicable Termination Fee specified in each Authorization Letter.

(b) EDS shall use Commercially Reasonable Efforts to reduce any costs for which STK is responsible that are associated with any such termination.

10.4 Termination for  Insolvency.  Subject to applicable law, either Party shall
     ---------------------------
     have the option, but not the obligation, to terminate this Agreement or any Authorization Letter without payment of any termination fees if the other Party

(a)  becomes insolvent or is unable to meet its debts as they mature,

(b) files a voluntary petition in bankruptcy or seeks reorganization or to effect a plan or other arrangement with creditors,

(c) files an answer or other pleading admitting, or fails to deny or contest, the material allegations of an involuntary petition filed against it pursuant to any applicable statute relating to bankruptcy, arrangement or reorganization,

(d) shall be adjudicated a bankrupt or shall make an assignment for the benefit of its creditors generally,

(e) shall apply for, consent to or acquiesce in the appointment of any receiver or trustee for all or a substantial part of its property, or

(f) any such receiver or trustee shall be appointed and shall not be discharged within thirty (30) days after the date of such appointment.

10.5 Effect of Expiration or Termination.
     -----------------------------------

(a) Except as set forth in this Agreement, termination of this Agreement or any Authorization Letter under this Article shall not affect:

(i) any liabilities or obligations of either Party arising before such termination or out of the events causing such termination, or

(ii) any damages or other remedies to which a Party may be entitled under this Agreement, at law or in equity, arising from any breaches of such liabilities or obligations.

(b)  Expiration or Termination of Authorization  Letter Only. Upon expiration or
     -------------------------------------------------------
     termination of an Authorization Letter, but not this Agreement, EDS will cease to perform the Services covered thereby, and STK will pay to EDS all undisputed amounts due to EDS under such Authorization Letter and, as applicable, this Agreement. Any disputed amounts would be subject to the provisions of Sections 8.5(b) and (c). Expiration or termination of an Authorization Letter will not affect any other Authorization Letters the performance of which by either or both of the Parties remains outstanding, unless the Parties otherwise agree in writing. In addition, the transition provisions set forth in Section 10.5(e) will apply to the extent indicated therein. In the event one or more Authorization Letters are expressly tied to the terminated Authorization Letter, the Parties will make mutally agreeable adjustments to the continuing Authorization Letter(s).

(c)  Expiration  of  Agreement  with No  Outstanding  Authorization  Letters  or
     ---------------------------------------------------------------------------
     Termination of Agreement.  Upon expiration of this Agreement at a time when
     ------------------------
     no Authorization Letters are outstanding or upon termination of this Agreement (and all outstanding Authorization Letters) by STK in accordance with this Article X, EDS will cease to perform the Services covered hereby and thereby, and STK will pay to EDS all undisputed amounts due to EDS hereunder and thereunder. Any disputed amounts would be subject to the provisions of Sections 8.5(b) and (c). In addition, the transition provisions set forth in Section 10.5(e) will apply to the extent indicated therein.

(d)  Expiration  of  Agreement  with  Outstanding  Authorization  Letters.  Upon
     --------------------------------------------------------------------
     expiration of this Agreement when one or more Authorization Letters are outstanding, this Agreement will remain in full force and effect solely for purposes of such Authorization Letters. The effective date termination of this Agreement will be deemed to be, as applicable, the "expiration date" or "effective date of termination" of the last such Authorization Letter to remain in effect. Thereafter, EDS will cease to perform the Services covered hereby and thereby, and STK will pay to EDS all undisputed amounts due to EDS hereunder and thereunder. Any disputed amounts would be subject to the provisions of Section 8.5(b) and (c). In addition, the transition provisions set forth in Section 10.5(e) will apply to the extent indicated therein.

(e)  Transition  Assistance at Expiration or Termination of Authorization Letter
     ---------------------------------------------------------------------------
     or Agreement.
     ------------

(i) Unless otherwise specified in the applicable Authorization Letter, commencing six (6) months before the expiration of the term of the applicable Authorization Letter or, if applicable, upon delivery of a termination notice by STK or EDS pursuant to Article X (Termination), and continuing until the expiration of the term of the applicable Authorization Letter or, if applicable, the termination date, EDS shall provide to STK or STK's designee the assistance reasonably requested by STK to enable the Services to continue without interruption and to facilitate the orderly transfer of the Services to STK or its designee ("Termination/Expiration Assistance"). The Parties acknowledge that the six (6) month period reflected above may not be appropriate for all Services that may be the subject of an Authorization Letter and that the Parties will designate such applicable period in the Authorization Letter if that period is different from the six (6) month period reflected above. In addition, the Parties shall, in each Authorization Letter, determine if it is appropriate to have provisions which deal with extending the termination date of the applicable Authorization Letter and, if so, the appropriate provisions for such extension. Such Termination/Expiration Assistance shall be rendered at no additional charge to STK.

(ii) At STK's request, EDS shall provide to STK for up to six (6) months after the expiration date of the applicable Authorization Letter or, if applicable, the effective date of termination, any and all of the Services being performed by EDS immediately prior to such date under such Authorization Letter, including, without limitation, Termination/Expiration Assistance. The Parties acknowledge that the six (6) month period reflected above may not be appropriate for all Services that may be the subject of an Authorization Letter and that the Parties will designate such applicable period in the Authorization Letter if that period is different from the six
     (6) month period reflected above. This Agreement and the applicable Authorization Letter shall continue to govern the performance of all such Services during such period, except that to the extent that the Termination/Expiration Assistance requested from EDS requires resources beyond the resources then being provided by EDS, such services will be provided at the applicable personnel rates specified in the applicable Authorization Letter.

(iii)EDS acknowledges that, if it were to breach, or threaten to breach, its obligation to provide STK with Termination/Expiration Assistance, STK would be irreparably harmed. STK shall be entitled to proceed directly to a court of competent jurisdiction and to attempt to obtain such injunctive, declaratory or other equitable relief as may be reasonably necessary to prevent such breach, provided that:

(1) STK has complied with its obligations under this Agreement and the applicable Authorization Letter, including without limitation, its payment obligations (subject to but in compliance with the obligations pursuant to Section 8.5(b) and (c), or

(2) if STK has not complied with its obligations under this Agreement and the applicable Authorization Letter, STK has paid in advance for fees, if any, under Section 10.5(e)(ii), above, in accordance with Section 10.5(e)(iv), below.

(iv) With respect to Section 10.5(e)(iii)(2), above, in connection with the performance of Termination/Expiration Assistance, pursuant to this Section 10.5(e), if STK pays EDS monthly in advance the reasonable estimated charges for such Termination/Expiration Assistance to be performed during such month, then the charges paid pursuant to this Section 10.5(e)(iv) shall be reconciled within fifteen (15) days after completion of each month, and,

(1) in the case of an undercharge STK will pay EDS the amount of such undercharge, or

(2) in the case of an overcharge, EDS will pay to STK the amount of such overcharge.

10.6 Purchase of Equipment.  Upon expiration or termination of any Authorization
     ---------------------
     Letter, STK shall have the option, but not the obligation, to purchase any equipment owned by EDS and used by EDS at the time of the termination or expiration exclusively to provide the Services reflected in such Authorization Letter. The purchase price for any equipment purchased by STK shall be the greater of (i) the net book value of the applicable equipment, or (ii) the fair market value of the applicable equipment. STK shall pay the purchase price to EDS concurrently with EDS' delivery to STK of the equipment and a bill of sale acceptable to STK. In addition, STK shall pay any amounts payable pursuant to Section 8.6 (such section captioned Taxes).

     In addition, STK shall have the option, but not the obligation, but only to the extent permitted by EDS' leases, to assume any lease of equipment leased by EDS and used by EDS at the time of the termination or expiration exclusively to provide the Services reflected in the applicable Authorization Letter. All references in this section to STK shall include STK's designee.

10.7 Offers to  Employees.  As an exception  to the  provision of Section 3.3 of
     --------------------
     this Agreement, beginning six (6) months before expiration of the term of the applicable Authorization Letter, or (if applicable), upon delivery of a notice of termination pursuant to this Article, STK shall be entitled to seek to hire any EDS employee who has spent a majority of his or her working hours in the preceding six (6) months performing the Services reflected in the applicable Authorization Letter. EDS shall not interfere with STK's efforts, shall not enforce any restrictions imposed on such employees by agreement or policy which would interfere with STK's efforts, and shall provide STK access to such employees for the purposes of interviews, evaluations and recruitment. In conducting the activities described in this Section 10.7, STK shall not interfere with EDS' performance of the Services under any Authorization Letter that are then outstanding. Any such employment by STK would not be effective until termination or expiration of this Agreement or the applicable Authorization Letter, as the case may be.

                Article XI. Indemnities, Liability and Insurance
                            ------------------------------------

11.1 Indemnities for Third Party Claims.
     ----------------------------------

(a)  Indemnification by EDS for Third Party Claims
     ---------------------------------------------

(i)  Employment-related claims
------------------------------

     EDS shall indemnify and hold harmless STK, its Affiliates and their past and present (as applicable) respective officers, directors, employees, agents, successors, and assigns (collectively, the "STK Indemnitees") from and against any and all Losses arising out of or relating to a New EDS Employee's employment with EDS or performance of services under or in connection with this Agreement, including without limitation:

(1) violation by EDS of Federal, state, local, international or other laws or regulations protecting persons or members of a protected class or category, including without limitation laws or regulations prohibiting discrimination or harassment on the basis of a protected characteristic;

(2) liability arising or resulting from a New EDS Employee's employment with EDS;

(3) payment of wages that become due and owing to any New EDS Employee following such New EDS Employee's effective date of employment with EDS;

(4) any employee pension or welfare benefits owed under an EDS pension or welfare benefit plan;

(5) other aspects of any New EDS Employee's employment relationship with EDS or the termination of such relationship, including without limitation claims for breach of an express or implied contract of employment; and

(6) liability resulting from representations (oral or written) by EDS to Eligible Employees or New EDS Employees.

(ii) Other third party claims
     ------------------------

     EDS shall indemnify, defend and hold harmless the STK Indemnitees and each of them, from and against all Losses arising from, in connection with or relating to, any allegations by a third party (including without limitation a federal, state or local agency) regarding any of the following:

(1) EDS' failure to perform any obligations required to be performed by EDS after the effective date of the applicable Authorization Letter under any of the third party contracts assigned to EDS thereunder, if any; and

(2)  any claims of EDS' subcontractors, suppliers, or independent contractors.

(b)  Indemnification by STK for Third Party Claims.
     ----------------------------------------------

(i)  Employment-related claims
     -------------------------

     STK shall indemnify and hold harmless EDS, its Affiliates and their past and present (as applicable), respective officers, directors, employees, agents, successors, and assigns (collectively, the "EDS Indemnitees") from and against any and all Losses arising out of or relating to an Eligible Employee's employment with STK before the first date on which the Eligible Employee is employed by EDS, including without limitation:

(1) violation by STK of Federal, state, local, international or other laws or regulations protecting persons or members of a protected class or category, including, without limitation, laws or regulations prohibiting discrimination or harassment on the basis of a protected characteristic;

(2)  payment of wages due and owing to

(a)  any Eligible Employee who does not become a New EDS Employee or

(b) any New EDS Employee before such New EDS Employee's effective date of employment with EDS;

(3) any employee pension or welfare benefits owed under an STK pension or welfare benefit plan;

(4) other aspects of any Eligible Employee's employment relationship with STK or the termination of such relationship, including, without limitation, claims for breach of an express or implied contract of employment; and

(5) liability resulting from representations (oral or written) by STK to the Eligible Employees.

(ii) Other third party claims
     ------------------------

     STK shall indemnify, defend and hold harmless the EDS Indemnities and each of them from and against all Losses arising from, in connection with or relating to, any allegations by a third party (including without limitation a federal, state or local agency) regarding of any of the following:

(1) STK's failure to perform any obligations required to be performed by it prior to the effective date of the applicable Authorization Letter under any of the third party contracts assigned to EDS thereunder, if any; and

(2)  any claims of STK's subcontractors, suppliers or independent contractors.

(c)  Mutual Indemnification.  EDS shall indemnify,  defend and hold harmless the
     ----------------------
     STK Indemnitees, and STK shall indemnify, defend, and hold harmless the EDS Indemnitees, from and against all Losses arising from claims relating to:

(i) death of or bodily injury to any agent, employee, customer, invitee, visitor or other person to the extent caused by the conduct of the indemnitor, its Affiliates, or their respective agents, employees or contractors, except for Losses paid or incurred as a result of a claim for workers' compensation benefits; or

(ii) damage to, or loss or destruction of, any real or tangible personal property of third parties to the extent directly caused by the tortious conduct of the indemnitor, its Affiliates, or their respective agents, employees or contractors, or

(iii)incidents stemming from publications on the internet by such other Party which result in third party claims of libel, indecency, false light, invasion of privacy or image or personality rights.

(d)  Intellectual Property Indemnification
     -------------------------------------

(i)  Defense Obligation.

(1) STK and EDS (each a "First Party") each agree to defend, the other Party ("Second Party") and the Second Party's respective, past and present (as applicable) officers, directors, representatives, agents, and successors, from and against any action to the extent that such action is based on a third party claim that the Software (other than Third Party Software, which by definition does not include EDS Vendor Software) provided by the First Party, the Confidential Information provided by the First Party, or any other deliverable provided by the the First Party to the Second Party, or any part thereof, (collectively "IP Items")

(a)  infringes a copyright perfected under applicable United States law,

(b)  infringes a patent granted under applicable United States law, or

(c) constitutes an unlawful disclosure, use or misappropriation of another party's trade secret.

(2)  The First Party will:

(a) bear the expenses of such defense, including without limitation court costs, attorneys' fees, and other related expenses, each as they come due, and

(b) pay any damages, attorneys' fees, and expenses of such defense that are attributable to such claim finally awarded by a court of competent jurisdiction.

(ii) Alternatives.
     ------------

(1) If any IP Item becomes the subject of a claim under this Section, or in the First Party's opinion is likely to become the subject of such a claim, then the First Party may, at its option,

(a) modify the IP Item to make it noninfringing or cure any claimed misuse of another's trade secret, provided such modification does not adversely affect the functionality or usefulness of the IP Item or increase the Second Party's costs related to the use of such IP Item, or

(b) procure for the Second Party the right to continue using the IP Item pursuant to this Agreement or the applicable Authorization Letter, or

(c) replace the IP Item with a substantially equivalent IP Item that is noninfringing or that is free of claimed misuse of another's trade secret.

(2) Any costs associated with implementing any of the alternatives in Section 11.1(d)(ii)(1) shall be borne by the First Party, but such costs will be subject to Sections 11.2(b) (Limit on Types of Damages Recoverable) and 11.2(c) (Limit on Amount of Direct Damages Recoverable).

(3) If none of the alternatives set forth in Section 11.1(d)(ii)(1) is pursued by, or (if pursued) available to, the First Party, then

(a)  the Second Party will return such IP Item to the First Party, and

(b)  if requested by the Second Party,  the Parties will negotiate,  pursuant to
     Article IX but subject to Sections 11.2(b) (Limit on Types of Damages Recoverable) and 11.2(c) (Limit on Amount of Direct Damages Recoverable), to reach a written agreement on what, if any, monetary damages (in addition to the First Party's obligation to defend the claim and pay any damages, attorneys' fees, and expenses as required above in this Section 11.1(d)) are reasonably owed by the First Party to the Second Party as a result of the of the Second Party no longer having use of such IP Item; the payment of any such monetary damages will be the Second Party's sole and exclusive remedy for the inability of the First Party to implement any of the above alternatives in Section 11.1(d)(ii)(1).

(4) The indemnitor will regularly, fully, and promptly communicate with and consider the views of the Second Party in any such defense and/or settlement efforts.

(iii)With respect to any IP Item provided or developed by a First Party pursuant to this Agreement or any Authorization Letter, such First Party shall have no liability to the Second Party under this Agreement or any Authorization Letter:

(1) to the extent that any claim of infringement is based upon the use of the IP Item in connection or in combination with equipment, devices or another IP Item not supplied by the First Party Party or used in a manner for which the IP Item was not designed,

(2) to the extent caused by maintenance, modifications, updates, enhancements and/or improvements to the IP Item made by any party other than the First Party Party, unless such third party is or was a contractor, employee, agent, representative, director, or Affiliate of such First Party; or

(3) to the extent the claim of infringement arises out of the First Party's compliance with specifications provided by the Second Party and such infringement would not have occurred but for such compliance.

(iv) This Section 11.1(d) sets forth the Parties' sole and exclusive obligations and remedies with respect to infringement, misappropriation, or misuse, of a third party's intellectual property rights.

(e)  Indemnification Procedures
     --------------------------

(i) Promptly after receipt by an indemnitee of any written claim or notice of any action giving rise to a claim for indemnification by the indemnitee, the indemnitee shall so notify the indemnitor and shall provide copies of such claim or any documents relating to the action. No failure to so notify an indemnitor shall relieve the indemnitor of its obligations under this Agreement or the applicable Authorization Letter except to the extent that the failure or delay is prejudicial. The indemnitor shall notify the indemnitee in writing (a "Notice of Assumption of Defense") if the indemnitor elects to assume control of the defense and settlement of such claim or action:

(1) within thirty (30) days following receipt of such written notice, but in any event no later than twenty (20) days before the deadline for any responsive pleading, or

(2) in the case of a temporary restraining order, within two (2) days following receipt of such written notice, but in no event later than five (5) days prior to such proceeding, or

(3) if shorter time periods are dictated by the timing of the proceedings, as soon as reasonably possible, but no later than one (1) day prior to such proceeding.

(ii) If the indemnitor delivers a Notice of Assumption of Defense with respect to a claim within the required period, the indemnitor shall have sole control over the defense and settlement of such claim; provided, however, that:

(1) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to monitor and reasonably assist in the handling of such claim, and

(2) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim (but only as to non-monetary concessions that will adversely affect the indemnitee), or ceasing to defend against such claim.

(iii)After the indemnitor has delivered a timely Notice of Assumption of Defense relating to any claim, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by such indemnitee in connection with the defense of such claim; provided, that the indemnitor shall pay for separate counsel for the indemnitee to the extent that conflicts or potential conflicts of interest between the Parties so require. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid by such indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Assumption of Defense if such amount was agreed to by the indemnitee without prior written consent of the indemnitor, which shall not be unreasonable withheld or delayed in the case of monetary claims. An indemnitor may withhold consent to settlement of claims of infringement affecting its proprietary rights, including licenses to use others' proprietary rights, in is sole discretion.

(iv) If the indemnitor does not deliver a Notice of Assumption of Defense relating to a claim within the required notice period, the indemnitee shall have the right to defend the claim in such a manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses upon written request therefor, as such amounts come due.

(v) The indemnitee will provide to the indemnitor reasonable cooperation in the defense or settlement of the claim. To the extent the indemnitee incurs reasonable incremental expenses to provide such cooperation, indemnitor will pay, as they come due, such expenses.

(f)  Subrogation.  Except  as  provided  under  Section  11.3,  in the  event an
     -----------
     indemnitor indemnifies an indemnitee pursuant to this Article, the indemnitor shall, upon payment in full of such indemnity, be subrogated to all of the rights of the indemnitee with respect to the claim to which such indemnity relates.

11.2 Liability.
     ---------

(a)  General  Intent.  Subject  only  to  the  limitations  set  forth  in  this
     ---------------
     Agreement, a Party who breaches any of its obligations under this Agreement or any Authorization Letter shall be liable to the other Party (but not any third party) for any direct damages actually incurred by the other as a direct result of such breach.

(b)  Limit on Types of Damages Recoverable
     -------------------------------------

(i) EXCEPT AS SET FORTH IN CLAUSE (ii) BELOW, NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, WARRANTY OR OTHERWISE, AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(ii) The exclusion set forth in clause 11.2(b)(i) shall not apply to:

(1) Losses otherwise recoverable by an indemnitee pursuant to Sections 11.1(c) and 11.1(d) (except for 11.1(c)(iii) and 11.1(d)(ii)),

(2) a Party's intentional breach of its obligations with respect to the other Party's Confidential Information,

(3)  damages caused by a Party's gross negligence or willful misconduct, and

(4)  STK's payment obligation for EDS charges pursuant to Section 8.1.

(c)  Limit on Amount of Direct Damages Recoverable
     ---------------------------------------------

(i) Each Party's aggregate liability under any Authorization Letter for all acts or omissions and all claims, whether arising in contract, tort, warranty or otherwise, will be stated in each Authorization Letter (the "Authorization Letter Damages Limit"). However, in the event the Authorization Letter Damages Limit is omitted from an Authorization Letter, the Authorization Letter Damages Limit shall be an amount equal to the total fees paid and payable to EDS under such Authorization Letter during the twelve (12) complete calendar months immediately preceding the month in which the event giving rise to the liability occurred (or, if the event giving rise to the liability occurs during the first twelve (12) months after the effective date of such Authorization Letter, the total charges estimated to be payable to EDS pursuant to the Authorization Letter for such first twelve (12) months). This limitation shall not apply to losses or damages attributable to:

(1) Losses otherwise recoverable by an indemnitee pursuant to Sections 11.1 (c) and 11.1(d) (except for 11.1(c)(iii) and 11.1(d)(ii))

(2) a Party's intentional breach of its obligations with respect to the other Party's Confidential Information,

(3)  claims arising out of a Party's gross negligence or willful misconduct, and

(4)  STK's payment obligation for EDS charges pursuant to Section 8.1.

(ii) Notwithstanding the provisions of Sections 11.2(c)(i) or any other provision in this Agreement, the liability of each Party to the other for all damages arising out of or related to this Agreement and all
     Authorization Letters, regardless of the form of action that imposes liability, whether in contract, equity, negligence, intended conduct, tort or otherwise will be limited to and will not exceed, in the aggregate for all claims, actions and causes of action of every kind and nature, the sum of all Authorization Letter Damages Limits for all Authorization Letters then in effect, and, if the Authorization Letter under which the claim was asserted has expired or been terminated and the liability for such claim survives such termination or expiration, the Authorization Letter Damage Limits for such Authorization Letter, (the "Aggregate Damages Limit"). This limitation shall not apply to losses or damages attributable to:

(1) Losses otherwise recoverable by an indemnitee pursuant to Sections 11.1 (c) and 11.1(d) (except for 11.1(c)(iii) and 11.1(d)(ii)),

(2) a Party's intentional breach of its obligations with respect to the other Party's Confidential Information,

(3)  damages caused by a Party's gross negligence or willful misconduct, and

(4)  STK's payment obligation for EDS charges pursuant to Section 8.1.

(iii)The following shall be considered direct damages and neither party shall assert that they are indirect, consequential, or special damages to the extent they result from a Party's failure to fulfill its obligations in accordance with this Agreement:

(1)  reasonable   costs  of   testing,   verifying,   recreating,   documenting,
     reformatting, and reloading any of STK's lost or damaged information;

(2) reasonable costs of designing, testing, documenting, and implementing a workaround in respect of a failure to provide the Services;

(3)  reasonable   costs  of   diagnosing,   repairing,   testing,   documenting,
     reintegrating, and/or replacing lost or damaged equipment and Software or other materials;

(4) reasonable costs and expenses incurred to correct excessive errors in Software maintenance and enhancements provided as part of the Services which result from EDS' failure to perform the Services in compliance with
     Section 5.2(d);

(5) reasonable costs and expenses incurred to procure the Services from an alternate source, including research, development, distribution, publication, and administration of requests for proposals, and other transaction costs; and

(6) straight time, overtime, and related expenses incurred by STK for employees, consultants, and contractors, including overhead allocations of STK for STK's employees consultants, and contractors, wages and salaries of additional employees, travel expenses, overtime expenses, telecommunication charges, and similar charges, reasonably incurred by STK as a direct result of a failure of EDS to provide the Services in accordance with this Agreement or incurred in connection with (1) through (5) above.

(iv) Each party shall have a duty to reasonably mitigate damages for which the other Party is liable.

(d)  Contractual  Statute of  Limitations.  No claim and demand for mediation or
     ------------------------------------
     arbitration or cause of action which arose out of an event or events which occurred more than six (6) years prior to the filing of a demand for mediation or arbitration or suit alleging a claim or cause of action may be asserted by either Party against the other.

(e)  Acknowledgment.  The Parties expressly acknowledge that the limitations and
     --------------
     exclusions set forth in Sections 11.2(a), 11.2(b), 11.2(c), and 11.2(d) have been the subject of active and complete negotiation between the Parties and represent the Parties' agreement taking into account each Party's level of risk associated with the performance or nonperformance of its obligations under this Agreement and the payments and other benefits to be derived by each Party pursuant to this Agreement. The provisions of this
     Article XI will survive the expiration or termination of this Agreement and any Authorization Letter for any reason.

11.3 Insurance; Risk of Loss
     -----------------------

(a)  Required Insurance Coverage
     ---------------------------

     Throughout   the  Term  EDS  shall  maintain  in  force  (and  cause  their subcontractors to maintain in force), at minimum, the insurance coverages described below.

(i) Commercial General Liability Insurance, including Products/Complete Operations and Advertising Injury coverage, with a minimum combined single limit of $1,000,000 per occurrence. The policy shall contain coverage for property in the "care, custody and control" of EDS in an amount not less then $1,000,000;

(ii) Umbrella Liability Insurance, including Products/Complete Operations and Advertising Injury coverage, with a minimum combined single limit of $10,000,000 per occurrence;

(iii)Worker's Compensation Insurance or any alternative plan or coverage as permitted or required by applicable law, of the state or nation in which the work is performed and Employer's Liability coverage in an amount not less then $1,000,000 per occurrence;

(iv) Automotive Liability Insurance covering use of all owned, non-owned and hired automobiles with a minimum combined single limit of $1,000,000 per occurrence for bodily injury and property damage liability; and

(v) Crime insurance for Losses arising out of the dishonest acts of EDS' employees in the amount of $5,000,000 for each loss or series of related losses.

(b)  General Insurance  Requirements.  All insurance policies EDS is required to
     -------------------------------
     carry pursuant to this Section 11.3 shall:

(i) be primary as to EDS' negligence and non-contributing with respect to any other insurance or self-insurance STK may maintain;

(ii) name STK, its Affiliates and their respective officers, directors and employees as additional insureds, as such parties' interests may appear with respect to this Agreement, but only with respect to the insurance policies described in subsections 11.3(a)(i), 11.3(a)(ii) and 11.3(a)(iv) above;

(iii)be provided by insurance companies rated by A-M Best with at least an A-rating; and

(iv) require the insurer to notify STK in writing at least thirty (30) days in advance of cancellation or material modification.

     Upon STK's request, EDS shall cause its insurers to issue to STK as soon as possible after the Agreement Effective Date and each policy renewal date certificates of insurance evidencing that the coverages required by this
     Section 11.3 are in effect.

(c)  Risk of Loss.  Unless  such  damages  have been  caused by the  reckless or
     ------------
     intentional misconduct of the other Party, EDS and STK each shall be responsible for damages to their respective tangible personal or real property (whether owned or leased), and each Party agrees to look only to their own insuring arrangements (if any) with respect to such damage.

(d)  Waiver of Subrogation. EDS and STK waive all rights to recover against each
     ---------------------
     other for any loss or damage to their respective tangible personal property (whether owned or leased) from any cause covered by insurance maintained by each of them, including their respective deductibles or self-insured retentions. EDS and STK also agree to waive and cause the waiver of all rights that either of them or their respective insurers might have against the other or the other's insurers for Losses paid or incurred as a result of a claim for workers' compensation benefits. EDS and STK will cause their respective insurers to issue appropriate waivers of subrogation rights endorsements to all property insurance policies maintained by each party. Each party shall give the other party written notice if a waiver of subrogation is unobtainable, or obtainable only at additional expense. If the party receiving such notice agrees to reimburse the other party for such additional expense, the other party shall obtain such waiver of subrogation. If a waiver is unobtainable or if a party elects not to pay the additional expense of a waiver, then neither party nor their insurers shall waive such subrogation rights.


                           Article XII. Miscellaneous
                                        -------------

12.1 Interpretation
     --------------

(a) In this Agreement and any Authorization Letter, words importing the singular number include the plural and vice versa and words importing gender include all genders. The word "person" includes, subject to the context in which it appears, an individual, partnership, association, corporation, trustee, executor, administrator or legal representative.

(b) The division of this Agreement and of any Authorization Letter and their respective Schedules into Articles, Sections, subsections and Schedules and the insertion of any captions or headings are for convenience of reference only and shall not affect its construction or interpretation.

(c)  In  this  Agreement  and  any   Authorization   Letter,   unless  otherwise
     specifically provided:

(i) References to a specified Article, Section, subsection, Schedule or other subdivision shall be construed as references to that specified Article, Section, subsection, Schedule or other subdivision of this Agreement or of any Authorization Letter, unless the context otherwise requires.

(ii) The word "dollar" and the symbol "$" refer to United States dollars.

(iii)References to "days" means calendar days unless "Business Days" are expressly specified.

(vi) The term "including" means "including, without limitation," or "including, but not limited to."

12.2 Binding Nature and Assignment.
     -----------------------------

(a) Neither Party may assign, voluntarily or by operation of law, any of its rights or obligations under this Agreement or any Authorization Letter without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, that either Party may assign its rights and obligations under this Agreement or any Authorization Letter to an Affiliate, or to an entity which acquires all or substantially all of the assets of such Party

(b). No assignment by a Party shall relieve such Party of its rights and obligations under this Agreement or any Authorization Letter, unless otherwise specifically set forth in an assignment approval signed by an authorized representative of the other Party. Subject to the foregoing, this Agreement and all Authorization Letters shall be binding on the Parties and their respective successors and assigns.

(c) A corporate reorganization not involving any additional entities other than a Party and its then-current wholly owned subsidiaries will not be deemed to be an assignment for purposes of Section 12.2(a).

(d) Notwithstanding the provisions of Sections 12.2(a), (b), and (c), in no event will EDS be permitted to assign this Agreement to an STK Competitor, even if such STK Competitor is an EDS Affiliate.

(e) Notwithstanding the provisions of Section 12.2(a), (b), and (c), if the control of EDS (or the entity providing Services under this Agreement) is transferred to an STK Competitor, whether through acquisition of stock or merger, then STK shall have the right, at its option, to terminate this Agreement and any or all Authorization Letter(s) under the provisions of
     Section 10.3, provided, however, that the number of days of notice shall be ninety (90) days instead of one hundred eighty (180) days and the applicable Termination Fee(s) shall be deemed to be:

(i) if the effective date of termination occurs during the first [CONFIDENTIAL INFORMATION DELETED] months following the Agreement Effective Date, a total of [CONFIDENTIAL INFORMATION DELETED] months of fees under the then applicable fee schedule(s) for the terminated Authorization Letter(s), or

(ii) if the effective date of termination occurs after the first [CONFIDENTIAL INFORMATION DELETED] months following the Agreement Effective Date, a total of [CONFIDENTIAL INFORMATION DELETED] of the then applicable Termination Fee(s) pursuant to the Termination Fee schedule(s) to the terminated Authorization Letter(s).

12.3 Expenses.  Unless otherwise  specifically  provided in this Agreement or in
     --------
     the applicable Authorization Letter, all costs and expenses (including the fees and disbursements of legal counsel) incurred in connection with the negotiation and preparation of this Agreement and all Authorization Letters, and the completion of the transactions contemplated by this Agreement and all Authorization Letters, shall be paid by the Party incurring such expenses.

12.4 Amendment and Waiver. No supplement,  modification,  amendment or waiver of
     --------------------
     this Agreement or any Authorization Letter shall be binding unless executed in writing by an authorized representative of the Party against whom enforcement of such supplement, modification, amendment or waiver is sought. No waiver of any of the provisions of this Agreement or any Authorization Letter shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.5 Further Assurances;  Consents and Approvals.  Each Party shall provide such
     -------------------------------------------
     further documents or instruments reasonably required by the other Party as may be reasonably necessary or desirable to give effect to this Agreement and all Authorization Letters and to carry out their provisions. Whenever this Agreement or any Authorization Letter requires or contemplates any action, consent or approval, such Party shall act reasonably and in good faith and (unless the Agreement or any Authorization Letter expressly allows exercise of a Party's sole discretion) shall not unreasonably withhold or delay such action, consent or approval.

12.6 Publicity.  Except as otherwise set forth in the  applicable  Authorization
     ---------
     Letter or this Agreement,  all media  releases,  public  announcements  and other disclosures by either Party relating to this Agreement, any Authorization Letter or the subject matter hereof or thereof, including promotional or marketing materials, but excluding announcements intended solely for internal distribution or to meet legal or regulatory requirements, shall be coordinated with and approved by the other Party in writing prior to release. Each Authorization Letter may include procedures regarding such coordination and approval matters applicable to such Authorization Letter.

12.7 Severability.  Any provision in this Agreement or any Authorization  Letter
     ------------
     which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

12.8 Entire Agreement.  This Agreement and all Authorization Letters,  including
     ----------------
     the Schedules hereto and thereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

12.9 Notices. Any notice, demand or other communication required or permitted to
     -------
     be given under this Agreement or any Authorization Letter shall be in writing and shall be deemed delivered to a Party:

(a)  when delivered by hand or receipted courier,

(b) when sent by confirmed facsimile with a copy sent by another means specified in this Section,

(c) six (6) days after the date of mailing if mailed by United States certified mail, return receipt requested, postage prepaid, or

(d) when sent by confirmed electronic mail (email notification is not permitted for notices of termination or notices of material default).;

     in each case to the address of such Party set forth below (or at such other address as the Party may from time to specify by notice delivered in the foregoing manner):

      If to EDS, to:

               Electronic Data Systems Corporation

               833 W.S. Boulder Road
               Louisville, CO  80027
               Attention:  Mike O'Hair
               Telephone: (303) 665-1520 (number provided for convenience only) Telecopy No.: (303) 666-3965
               Email:  mike.ohair@eds.com

      With a copy (for notices which may not be sent by email pursuant to Section 12.9(d) above), to:

               Electronic Data Systems Corporation
               5400 Legacy Drive
               Mailstop H3-3A-05
               Plano, TX  75024
               Attention:  General Counsel
               Telephone: (972) 605-5500 (number provided for convenience only) Telecopy No.: (972) 605-3491

      If to STK, to:

               Storage Technology Corporation
               One StorageTek Drive  MS 4315
               Attention: Vice President , Global Supply Chain Management Louisville, CO 80028
               Telecopy No.:  (303) 661-6218
               Email:  roy_perry@storagetek.com

      With copies to:

               Storage Technology Corporation
               One StorageTek Drive, MS 4309
               Attention: Office of Corporate Counsel
               Louisville, CO  80028
               Telecopy No.:  (303) 673-4151
               Telephone:  (303) 673-5989 (number provided for convenience only)
               Email: timothy_schulte@storagetek.com

               StorageTek Technology Corporation
               One StorageTek Drive, MS 4326
               Attention: Vice President, Finance
               Louisville, CO  80028
               Telecopy No.:  (303) 661-6218
               Telephone:  (303) 673-6505 (number provided for convenience only)
               Email:  kenneth_martin@storagetek.com

12.10 Survival. Any provision of this Agreement or of any  Authorization  Letter
      --------
     which contemplates performance or observance subsequent to any termination or expiration of this Agreement or of the applicable Authorization Letter shall survive expiration or termination of this Agreement or of the applicable Authorization Letter.

12.11 Independent Contractors.  EDS shall  perform  its  obligations  under this
      -----------------------
     Agreement and all Authorization Letters as an independent contractor of STK. Nothing herein or in any Authorization Letter shall be deemed to constitute EDS and STK as partners, joint venturers, or principal and agent. Neither Party has the authority to represent the other Party as to any matters, except as expressly authorized in this Agreement or in any Authorization Letter.

12.12 Third Party   Beneficiaries.   Nothing  in  this   Agreement   or  in  any
      ---------------------------
     Authorization Letter, express or implied, is intended to confer any rights, benefits, remedies, obligations or liabilities on any person (including, without limitation, any employees of the Parties) other than the Parties or their respective successors or permitted assigns.

12.13 Counterparts. This Agreement and any Authorization  Letter may be executed
      ------------
     in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

12.14 Additional EDS   Signatory.   By  execution   below,   EIS,  an  indirect,
      --------------------------
     wholly-owned subsidiary of EDS, agrees to be bound by and subject to the terms of this Agreement and all Authorization Letters, including all rights and obligations under this Agreement and all Authorization Letters, to the same extent as EDS, and all references to EDS in this Agreement and in all Authorization Letters will be deemed to include EIS. The addition of EIS as an additional EDS signatory to this Agreement and all Authorization Letters will in no way diminish the rights nor the obligations of any other Party to this Agreement or any Authorization Letters.

12.15 Force Majeure
      -------------

(a) Neither Party shall be liable for any failure or delay in the performance of its obligations under this Agreement or any Authorization Letter, if any, to the extent such failure or delay both:

(i) is caused, directly or indirectly, without fault by such Party, by: fire, flood, earthquake, elements of nature or acts of God; acts of war, terrorism, riots, civil disorders, rebellions or revolutions; quarantines, embargoes and other similar governmental action; or any other similar cause beyond the reasonable control of such party; and

(ii) could not have been prevented by reasonably effective precautions.

     Events meeting both of the criteria set forth in clauses (i) and (ii) above are referred to collectively as "Force Majeure Events." Each Party expressly acknowledges that Force Majeure Events do not include the non-performance of its own subcontractors.

(b) Upon the occurrence of a Force Majeure Event, the non-performing Party shall be excused from any further performance or observance of the affected obligation(s) for as long as such circumstances prevail and such Party continues to use Commercially Reasonable Efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance will immediately notify the other by telephone or by the most timely means otherwise available (to be confirmed in writing within two (2) Business Days of the inception of such delay) and describe in reasonable detail the circumstances causing such delay.

(c) If a Force Majeure Event causes a material failure or delay in the performance of any Services under any Authorization Letter for more than five (5) consecutive days, and EDS unreasonably fails to procure for STK such Services under the affected Authorization Letter from an alternate source, STK may, at its option, procure such Services under the affected Authorization Letter from an alternate source until EDS is again able to provided such Services. STK shall continue to pay EDS the charges established hereunder during such period for the Services that EDS continues to perform during such eriod, but EDS shall not be entitled to any additional payments as a result of the Force Majeure Event, or payment for Services that are not performed as a result of such Force Majeure Event.

(d) Notwithstanding any other provision of this Section, a Force Majeure Event shall not relieve EDS of its obligation to implement all of the Services relating to disaster recovery services and business continuity servicesunless and to the extent such disaster recovery services are indepently affected by a separate Force Majeure Event.

(e) Despite the occurrence of a Force Majeure Event, EDS shall continue to perform the Services in a manner so as to minimize the effects of such Force Majeure Event on the delivery and performance of the Services and the deliverables thereunder.

12.16 Right to Engage in Other Activities.  Subject to the provisions of Article
      -----------------------------------
     VI (Intellectual Property) and the restrictions on the use of data and the disclosure of confidential information set forth in Article VII, or as otherwise restricted in this Agreement or any applicable Authorization Letter, nothing in this Agreement or any Authorization Letter will impair either Party's right to acquire, license, market, distribute, develop for itself or others or have others develop for such Party similar technology performing the same or similar functions as the technology and Services contemplated by this Agreement or any Authorization Letter.

12.17 Compliance with Laws and Policies.
      ---------------------------------

(a) Each party agrees to comply with all applicable laws and regulations in the performance of its obligations and the exercise of its rights under this Agreement and all Authorization Letters.

(b)  EDS  agrees  to  comply  with  STK's  applicable   corporate  policies  and
     procedures.

12.18 Export Regulations.  This  Agreement  and  each  Authorization  Letter  is
      ------------------
     expressly made subject to, and the Parties agree to comply with, the applicable provisions of any United States government laws, regulations, orders or other restrictions regarding export from the United States, including exports of computer hardware, software, technical data or derivatives of such hardware, software or technical data.

In Witness Whereof, the Parties have duly executed and delivered this Agreement by their duly authorized representatives (in accordance with the terms of this Agreement) as of the Agreement Effective Date.

STORAGE TECHNOLOGY CORPORATION   ELECTRONIC DATA SYSTEMS
                                 CORPORATION

By:                              By:
   ---------------------------      -----------------------------------------
Title:                           Title:
      ------------------------         --------------------------------------
Date:                            Date:
     -------------------------        ---------------------------------------


                                 EDS INFORMATION SERVICES L.L.C.

                                 By:
                                    -----------------------------------------
                                 Title:
                                       --------------------------------------
                                 Date:
                                      ---------------------------------------